As filed with the Securities and Exchange Commission on May 24, 2007.

SEC File No. 333-141405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWERSTREAM CORPORATION
(Name of small business issuer in its charter)

Delaware	4899	20-8259086
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Hammarlund Way
Middletown, Rhode Island 02842
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Jeffrey M. Thompson
Chief Executive Officer
Towerstream Corporation
55 Hammarlund Way
Middletown, Rhode Island 02842
(401) 848-5848
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Harvey J. Kesner, Esq.
Haynes and Boone, LLP
153 East 53rd Street
Suite 4900
New York, New York 10022
Tel (212) 659-7300
Fax (212) 918-8989

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2007

PRELIMINARY PROSPECTUS

11,699,101 Shares

Towerstream Corporation

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 11,699,101 shares of our common stock, which includes:

•	5,110,056 shares of common stock issued in a private placement;

•	3,827,758 shares of common stock initially issuable upon the exercise of warrants issued in a private placement;

•	1,272,728 shares of common stock initially issuable upon the conversion of debentures issued in a private placement;

•	204,552 shares of common stock initially issuable upon the exercise of warrants issued to various placement agents in connection with our private placements; and

•	1,284,007 shares of common stock that were issued upon the conversion of certain promissory notes.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive the exercise price of the warrants if the warrants are exercised for cash. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol ‘‘TWER.OB’’. On May 18, 2007, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $7.00 per share. On May 16, 2007, our common stock was approved for listing on the Nasdaq Capital Market.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading ‘‘Risk Factors’’ beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2007

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis or Plan of Operation,’’ and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to the ‘‘Company,’’ ‘‘Towerstream,’’ ‘‘we,’’ ‘‘our’’ and ‘‘us’’ for periods prior to the closing of the reverse merger on January 12, 2007, refer to Towerstream Corporation, a private Delaware corporation that is now our wholly-owned subsidiary, and references to the ‘‘Company,’’ ‘‘Towerstream,’’ ‘‘we,’’ ‘‘our’’ and ‘‘us’’ for periods subsequent to the closing of the reverse merger on January 12, 2007, refer to Towerstream Corporation, a publicly traded company, and its subsidiary, Towerstream I, Inc.

Towerstream Corporation

We supply fixed, high-speed, wireless broadband services to commercial users. Our operations are in New York City, Chicago, Los Angeles, Boston, San Francisco, Seattle and the greater Providence and Newport, Rhode Island metropolitan areas. Our fixed wireless broadband network delivers high-speed Internet access supporting Voice over Internet Protocol, or VoIP, bandwidth on demand, wireless redundancy, virtual private networks, or VPNs, disaster recovery, bundled data, and video services. Furthermore, we offer customers bandwidth connection speeds ranging from the equivalent of a standard T-1 telephone line and up to 1,000 million bits per second.

Our principal executive offices are located at 55 Hammarlund Way, Middletown, Rhode Island 02842, and our telephone number is (401) 848-5848. Our website address is http://www.towerstream.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:	11,699,101 shares, consisting of 5,110,056 shares issued to investors in a private placement, 1,284,007 shares issued upon the conversion of promissory notes, 1,272,728 shares issuable upon the conversion of outstanding debentures and 4,032,310 shares issuable upon the exercise of outstanding warrants.

Common stock outstanding after this offering:	29,029,987(1)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

OTC Bulletin Board symbol:	TWER.OB

Risk Factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	The number of outstanding shares after the offering is based upon 23,724,950 shares outstanding as of May 18, 2007 and assumes both the full conversion of the debentures into shares of common stock and the full exercise of all warrants with respect to which the underlying shares are being registered pursuant to the registration statement of which this prospectus forms a part. Additional shares will be issuable upon conversion of the debentures if we elect to pay interest on these debentures in kind by increasing the principal outstanding under the debentures. See ‘‘Description of Securities — Convertible Debentures.’’

The number of shares of common stock outstanding after this offering excludes:

•	740,015 shares of common stock issuable upon the exercise of currently outstanding warrants with exercise prices ranging from $0.71 to $1.43 per share and having a weighted average exercise price of $0.79 per share;

•	2,083,454 shares of common stock issuable upon the exercise of currently outstanding options with exercise prices ranging from $0.78 to $9.74 and having a weighted average exercise price of $1.65 per share; and

•	320,468 shares of common stock available for future issuance under our 2007 Equity Compensation Plan.

•	2,500,000 shares of common stock available for issuance under our 2007 Incentive Stock Plan.

The shares of common stock being offered by the selling stockholders represent approximately 30% of our outstanding common stock, as calculated on a fully-diluted basis and after giving effect to the expected issuance of approximately 6.6 million shares of common stock in a primary offering by us, made pursuant to a contemporaneously filed registration statement. Such percentage excludes any sales expected to be made under this prospectus.

Shares being registered in the registration statement of which this prospectus forms a part include both outstanding shares of common stock and shares of common stock underlying warrants that were issued on January 12, 2007 and January 18, 2007 as part of a unit offering in which our common stock was priced at $2.25 per share, and pursuant to a convertible debenture and warrant offering, which debentures are convertible into shares of common stock at a price of $2.75 per share. On January 12, 2007, we also issued shares of common stock to various investors upon the conversion of promissory notes, with conversion prices ranging from $1.50 per share to $1.60 per share. Active trading following our reverse merger on January 12, 2007 did not commence until January 26, 2007, on which date the closing price reported on the OTC Bulletin Board was $7.75 per share. On January 17, 2007, the value of the shares being registered was $446,906 based upon the closing price of our common stock that day of $0.0382 per share, as reported by the OTC Bulletin Board. We do not believe such closing price is a reliable indicator of the value of our common stock prior to the more active trading that followed, nor may higher prices on and following January 26, 2007 be indicative of the value of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	the ability of our equipment, our equipment suppliers or our service providers to perform as we expect;

•	the ability of our services to achieve market acceptance;

•	our ability to execute our business strategy, which could be affected by our limited experience in providing fixed, high-speed wireless broadband services;

•	our ability to manage our third party relationships effectively;

•	our ability to negotiate acceptable agreements to secure suitable locations for our equipment, such as desirable rooftop antenna lease locations;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel, which may be affected by the significant competition in our industry for persons experienced in network operations and engineering;

•	equipment failure or interruption of service, which could adversely affect our reputation and our relations with our customers;

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve; and

•	our ability to raise substantial additional capital to fund our growth.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan with respect to fixed, high-speed wireless broadband services and our ability to pursue other opportunities that arise, which might negatively affect our business.

We depend on the continued availability of leases or licenses for our communications equipment.

We have constructed proprietary networks in each of the markets we serve by installing antennas on rooftops, cellular towers and other structures pursuant to lease or license agreements to send and receive wireless signals necessary for our network. We typically seek five year initial terms for our leases with three to five year renewal options. Such renewal options are generally exercisable at our discretion before the expiration of each term in which to terminate the agreement. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases or licenses with us in the future, we would be forced to seek alternative arrangements with other providers. If we are unable to continue to obtain or renew such leases on satisfactory terms, our business would be harmed.

Our business depends on a strong brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain the ‘‘Towerstream’’ brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We may from time to time pursue acquisitions that we believe complement our existing operations.

Growth by acquisition involves risks that could adversely affect our business, including the diversion of management time from operations to pursue and complete acquisitions, and difficulties in integrating additional operations and personnel of acquired companies. In addition, any future acquisitions could result in significant costs, the incurrence of additional indebtedness or issuance of equity securities to fund the acquisition and contingent or undisclosed liabilities, all of which could materially adversely affect our business, financial condition and results of operations.

In connection with any future acquisition, we generally will seek to minimize the impact of contingent and undisclosed liabilities by obtaining indemnities and warranties from the seller that may be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amount or duration, the financial limitations of the indemnitor or warrantor, or for other reasons.

We have a history of operating losses and expect to continue suffering losses for the foreseeable future.

Our current business was launched in 1999. Our current business has incurred losses in each year of operation. Specifically, in each of 2006 and 2005 we recorded net losses of $811,531 and $947,205, respectively. As of December 31, 2006, our accumulated deficit was approximately $8,213,000. For the three-month period ended March 31, 2007, we recorded a net loss of $1,640,519. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we expand our sales force, develop our network, expand our markets, undertake acquisitions, acquire spectrum and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our anticipated expenses.

If we are unable to execute our business strategy and grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be adversely affected.

Our business may require additional capital for continued growth, and our growth may be slowed if we do not have sufficient capital.

The continued growth and operation of our business may require additional funding for working capital, debt service, the enhancement and upgrade of our network, the build-out of infrastructure to expand our coverage, possible acquisitions, and possible bids to acquire spectrum licenses. In addition, we must use a portion of our cash flows from operations and other available cash to make payments of principal and interest on our debt, thereby reducing funds that could be available for other purposes, such as working capital, the enhancement and upgrade of our network, the build-out of infrastructure to expand our coverage, possible acquisitions and possible bids to acquire spectrum licenses. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek additional debt financing, and may be forced to incur significant interest expense. If we cannot secure sufficient funding we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, acquisitions, spectrum bids and other investments.

Our indebtedness and restrictive debt covenants could limit our financing options and liquidity position, which would limit our ability to grow our business.

In January 2007 we issued our 8% senior convertible debentures, due December 31, 2009 in an aggregate principal amount of $3.5 million. The terms of our indebtedness could have negative consequences to the holders of our common stock, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

•	we may be more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Additionally, covenants in the securities purchase agreement governing our debentures impose operating and financial restrictions on us. These restrictions prohibit or limit our ability, and the ability of our subsidiaries, to, among other things:

•	pay cash dividends to our stockholders;

•	incur additional indebtedness;

•	permit liens on or conduct sales of assets; and

•	engage in transactions with affiliates.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business and take advantage of business opportunities. Moreover, we may seek additional debt financing on terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

The market for broadband and related services is highly competitive, and we compete with several other companies within each of our markets. Many of our competitors are well established with larger and better developed networks and support systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Our competitors may subsidize competing services with revenue from other sources and, thus, may offer their products and services at prices lower than ours. Our competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise combine our services with other products or services, which may make it more difficult to attract and retain subscribers. In addition, new competitors may emerge for our primarily commercial and business customer base from businesses primarily engaged in providing residential services to consumers.

Many of our competitors are better established or have greater financial resources than we have. Our competitors include:

•	cable operators offering high-speed Internet connectivity services and voice communications;

•	incumbent and competitive local exchange carriers providing digital subscriber line, or DSL, services over existing wide, metropolitan, and local area networks;

•	third generation, or 3G, cellular, personal communications service, or PCS, and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

•	Internet service providers offering dial-up Internet connectivity;

•	municipalities and other entities operating free or subsidized networks;

•	providers of VoIP telephone services;

•	wireless Internet service providers using licensed or unlicensed spectrum;

•	satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephony;

•	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and

•	resellers providing wireless Internet service by ‘‘piggy-backing’’ on DSL or networks operated by others.

We expect other existing and prospective competitors to adopt technologies or business plans similar to ours, or seek other means to develop services competitive with ours, particularly if our services prove to be attractive in our target markets. This competition may make it difficult to attract and retain subscribers.

We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers high quality Internet connectivity. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we may be required to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures, or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays in implementing our network improvements and expansion, in maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. Our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing projects. In addition, we typically are required to obtain rights from land, building or tower owners to install our antennae and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover or churn, increase our costs and decrease our revenues.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets which could negatively impact our ability to execute our business strategy. To the extent we secure licensed spectrum, we face increased operational costs, greater regulatory scrutiny and may become subject to arbitrary government decision making.

Since we provide our services in some markets by using licensed spectrum, we must secure and maintain sufficient rights to use licensed spectrum by obtaining licenses or long-term leases in those markets. Obtaining licensed spectrum can be a long and difficult process that can be costly and require a disproportionate amount of our management resources, and may require us to incur significant indebtedness or secure additional capital. We may not be successful in our efforts to secure financing and may not be deemed a qualified bidder due to our small size or our creditworthiness, or be able to acquire, lease, or maintain the spectrum necessary to execute our strategy.

Licensed spectrum, whether owned or leased, poses additional risks, including:

•	inability to satisfy build-out or service deployment requirements upon which spectrum licenses or leases are, or may be, conditioned;

•	increases in spectrum acquisition costs or complexity;

•	competitive bids, pre-bid qualifications, and post-bid requirements for spectrum acquisitions, in which we may not be successful leading to, among other things, increased competition;

•	adverse changes to regulations governing spectrum rights;

•	the risk that spectrum acquired or leased will not be commercially usable or free of damaging interference from licensed or unlicensed operators in our or adjacent bands;

•	contractual disputes with, or the bankruptcy or other reorganization of, the license holders, which could adversely affect control over the spectrum subject to such licenses;

•	failure of the Federal Communications Commission or other regulators to renew spectrum licenses as they expire; and

•	invalidation of authorization to use all or a significant portion of our spectrum.

In a number of markets we utilize unlicensed spectrum, which is subject to intense competition, low barriers of entry and slowdowns due to multiple simultaneous users.

We presently utilize unlicensed spectrum in connection with our service offerings. Unlicensed or ‘‘free’’ spectrum is available to multiple simultaneous users and may suffer bandwidth limitations, interference, and slowdowns if the number of users exceeds traffic capacity. The availability of unlicensed spectrum is not unlimited and others do not need to obtain permits or licenses to utilize the same unlicensed spectrum that we currently or may in the future utilize, threatening our ability to reliably deliver our services. Moreover, the prevalence of unlicensed spectrum creates low barriers of entry in our business, creating the potential for heightened competition.

Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

Our services depend on the continuing operation of our information technology and communications systems. We have experienced service interruptions in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may need to make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Excessive customer churn may adversely affect our financial performance by slowing customer growth, increasing costs and reducing revenue.

The successful implementation of our business plan depends upon controlling customer churn. Customer churn is a measure of customers who stop using our services. Customer churn could increase as a result of:

•	billing errors and/or general reduction in the quality of our customer service;

•	interruptions to the delivery of services to customers over our network; and

•	the availability of competing technology, such as cable modems, DSL, third-generation cellular, satellite, wireless internet service and other emerging technologies, some of which may, from time to time, be less expensive or technologically superior to those offered by us.

An increase in customer churn can lead to slower customer growth, increased costs and a reduction in revenue.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no track record for companies pursuing our strategy. Many fixed wireless companies that have sought to develop markets in which we operate by pursuing alternative business strategies or strategies similar to ours have failed and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue that may cause the value of our company to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets continue to grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce, and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract, train and retain highly qualified personnel.

We are highly dependent on the continued services of our chairman, Philip Urso, our chief executive officer and president, Jeffrey M. Thompson, and our chief financial officer, George E. Kilguss, III. Loss of the services of any of these individuals could adversely impact our operations. None of these persons is bound by an employment contract and we do not maintain any policies of ‘‘key man’’ insurance on our executives. As a result, we cannot guarantee that any of these persons will stay with us for any definite period.

In addition, to successfully introduce our services in new markets and grow our business in existing markets, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business and retain our existing customer base.

Any acquisitions we make could result in integration difficulties that could lead to substantial costs, delays or other operational or financial difficulties.

We may seek to expand by acquiring competing businesses, including in our current or other geographic or customer markets, including as a means to acquire spectrum. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to face competition for acquisitions, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices. We may not be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, such acquisitions involve a number of other risks, including:

•	failure of the acquired businesses to achieve expected results;

•	diversion of management’s attention and resources to acquisitions;

•	failure to retain key customers or personnel of the acquired businesses;

•	disappointing quality or functionality of acquired equipment and personnel; and

•	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction with, or performance problems of, a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on the market value of our securities, which will vary, liquidity, which is presently limited, and the willingness of potential sellers to accept shares of our common stock as full or partial payment for their business. Using shares of our common stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use our common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings. We may not be able to obtain the necessary capital to finance any acquisitions. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes. Our failure to use shares of our common stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

We rely on a limited number of third party suppliers that produce our network equipment and to install and maintain our network sites. If these companies fail to perform or experience delays, shortages or increased demand for their products or services, we may face shortage of components, increased costs, and may be required to suspend our network deployment and our product and service introduction.

We depend on a limited number of third party suppliers to produce and deliver products required for our networks. We also depend on a limited number of third parties to install and maintain our network facilities. We do not maintain any long term supply contracts with these manufacturers. If a manufacturer or other provider does not satisfy our requirements, or if we lose a manufacturer or any other significant provider, we may have insufficient network equipment for delivery to subscribers and for installation or maintenance of our infrastructure, and we may be forced to suspend the deployment of our network and enrollment of new subscribers, thus impairing future growth.

If our data security measures are breached, subscribers may perceive our network and services as not secure, which may adversely affect our ability to attract and retain subscribers and expose us to liability.

Network security and the authentication of a subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our services infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing some of our services before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

Risks Relating to Our Industry

An economic or industry slowdown may materially and adversely affect our business.

Slowdowns in the economy or in the wireless or broadband industry may impact demand for wireless or broadband services, thereby reducing demand for our services, or negatively impact other businesses or industries, thereby reducing demand for our services by causing others to delay or abandon implementation of new systems and technologies, including wireless broadband services. Further, the war on terrorism, the threat of additional terrorist attacks, the political and economic uncertainties resulting therefrom and other unforeseen events may impose additional risks upon and adversely affect the wireless or broadband industry, and our business.

The industry in which we operate is continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of an investment in our securities. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The broadband and wireless services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

•	uncertain customer acceptance;

•	realizing economies of scale;

•	responding successfully to advances in competing technologies in a timely and cost-effective manner;

•	migration toward standards-based technology, requiring substantial capital expenditures; and

•	existing, proposed or undeveloped technologies that may render our wireless broadband services less profitable or obsolete.

As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband services. As a result, our services may become obsolete, and we may be unable to develop competitive products or services on a timely basis, or at all.

We are subject to extensive regulation that could limit or restrict our activities. If we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, and past due fees and interest, which may adversely affect our financial condition and results of operations.

Our business, including the acquisition, lease, maintenance, and use of spectrum licenses, is extensively regulated by federal, state and local governmental authorities. A number of federal, state and local privacy, security, and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and telecommunications carriers, also affects our business.

We believe that we are not required to register with the Universal Service Administrative Company as a seller of telecommunications, nor are we required to collect USF fees from our customers or to pay USF fees directly. It is possible, however, that the Federal Communications Commission may assert that we are a seller of telecommunications and that we are required to register and pay USF fees on some or all of our gross revenues. Although we would contest any such assertion, we could become obligated to pay USF fees, interest and penalties to USAC with respect to our gross revenues, past and/or future, from providing telecommunications and we may be unable retroactively to bill our customers for past USF fees.

In addition, the Federal Communications Commission or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we may manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. If the Federal Communications Commission or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

Wireless broadband services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to companies like us and the impact of such regulations on our competitive position are presently unknown and could be detrimental to our business and prospects.

Risks Relating to the Offering

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company.

Additional risks may exist because we became public through a transaction commonly referred to as a ‘‘reverse merger’’ with a public shell corporation that did not have significant operations or assets prior to the time of the transaction. The public shell corporation was a development stage company from the time of its inception until the time of the merger on January 12, 2007. For approximately 18 months prior to the merger, the public shell corporation had no significant business operations and generated nominal revenues. We may require the cooperation or assistance of persons or organizations, such as auditors, previously associated with the public shell company in connection with future matters that could be costly or difficult to secure. Although we performed a due diligence review of the public shell company, we may still be exposed to undisclosed liabilities resulting from its prior operations and we could incur losses, damages or other costs as a result.

There may be a limited market for our securities and we may fail to qualify for continued listing on Nasdaq which could make it more difficult for investors to sell their shares.

On May 16, 2007, we were approved for listing on the Nasdaq Capital Market. There can be no assurance that trading of our common stock on such market will be sustained or desirable or that we can meet Nasdaq’s continued listing standards. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the ‘‘pink sheets.’’ Under such circumstances, you may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

Our common stock may be deemed a ‘‘penny stock’’, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the ‘‘penny stock’’ rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply to securities of a company that are not listed on Nasdaq or a national securities exchange whose common stock (i) trades at less than $5.00 per share, (ii) that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years), or (iii) whose average revenues are less than $6,000,000 for the last three years. These rules require, among other things, that brokers who trade penny stock to persons other than ‘‘established customers’’ complete specified documentation, make suitability inquiries of investors and provide investors with specified information concerning trading in the security, including a risk disclosure document and quote information under some circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. On March 13, 2007, we entered into a Letter of Understanding with Lazard Freres & Co. LLC, pursuant to which Lazard Capital Markets LLC, Canaccord Adams Inc. and Morgan Joseph & Co. Inc. agreed to act as the placement agents for the sale of up to $40 million worth of shares of our common stock, subject to increase, in a registered primary offering. That offering is expected to commence prior to the time the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission. Since the shares to be sold in our registered primary offering will become available for resale prior to the shares being registered in this offering, it will increase the supply of our common stock in the open marketplace, which could depress the price of our common stock.

In addition to the timing issued described above, the selling stockholders listed below are subject to a ‘‘market standoff’’ provision, pursuant to which they may not, without our consent and the consent of the placement agents in the primary offering, offer, sell, pledge or otherwise transfer or dispose of the shares to be registered in this registration statement for a period commencing on the effectiveness of the primary registration statement and ending up to 180 days following the date of a final prospectus relating to such offering. This market standoff provision could further depress the price of our common stock due to fears that the selling stockholders will try to sell their shares of common stock once the market standoff period expires.

In addition, if our stockholders sell substantial amounts of our common stock in the public market, including shares covered by the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period under Rule 144, upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an ‘‘overhang’’ and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on your investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Risks Relating to Our Organization

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs, which may result in their taking actions with which you do not agree.

Our executive officers and directors, and entities affiliated with them, control approximately 39% of our outstanding common stock (including exercisable stock options held by them). These shareholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which you do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control, which might be in your best interest, but which might negatively affect the market price of our common stock.

We are subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

On January 12, 2007 we became subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 will require us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting and to obtain a report by our independent auditors addressing these assessments. These reporting and other obligations will place significant demands on our management, administrative, operational, internal audit and accounting resources. We anticipate that we will need to upgrade our systems; implement additional financial and management controls, reporting systems and procedures; implement an internal audit function; and hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a ‘‘reverse merger’’. Securities analysts of major brokerage firms may not provide coverage. There is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf or initiate or maintain research coverage of us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains ‘‘forward-looking statements,’’ which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as ‘‘may,’’ ‘‘should,’’ ‘‘could,’’ ‘‘would,’’ ‘‘predicts,’’ ‘‘potential,’’ ‘‘continue,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	We are an early stage company with a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future. As of December 31, 2006, our accumulated deficit was approximately $8,213,000. For the three-months ended March 31, 2007, we recorded a net loss of $1,640,519.

•	Our business plan may require us to raise additional financing both in the near term and over the next five years or more and we intend to invest significantly in our business before we expect to generate cash flow from operations adequate to cover our anticipated expenses. If we are unable to obtain additional debt or equity financing, our business, prospects, financial condition and results of operations may be adversely affected.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for us to attract and retain subscribers.

•	Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

•	Our business is subject to rapid changes in technology and if we fail to respond to technological developments, our business may be adversely affected.

•	The successful implementation of our business plan depends upon controlling customer churn.

•	Since January 2007 we have borrowed $3.5 million. Our indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Management collectively controls a substantial amount of our common stock, and may have, or may develop in the future, interests that may diverge from yours.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

You should review carefully the section entitled ‘‘Risk Factors’’ beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. A number of these warrants have a cashless exercise option. If, however, a selling stockholder were to exercise its warrants for cash, the selling stockholder would pay us the exercise price of the warrants.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock was quoted on the OTC Bulletin Board from January 12, 2007 through the date of this prospectus under the symbol TWER.OB. Prior to January 12, 2007, there was no active market for our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2007	High	Low
First Quarter	$11.00	$0.66
Second Quarter (through May 18, 2007)	$7.70	$6.60

The last reported sales price of our common stock on the OTC Bulletin Board on May 18, 2007, was $7.00 per share. As of May 18, 2007, there were approximately 166 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. In addition, our agreements with debenture holders and other investors restrict us from paying any cash dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Recent Events

Prior to January 12, 2007, we were a public shell company, as defined by the Securities and Exchange Commission, without material assets or activities. On January 12, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, Towerstream Corporation, with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of Towerstream as our sole line of business. For financial reporting purposes, Towerstream, and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Towerstream and do not include our historical financial results. All costs associated with the reverse merger (other than financing related costs in connection with the simultaneous sale of $3.5 million of our 8% senior convertible debentures due 2009 and warrants, and approximately $11.5 million of units consisting of common stock and warrants) were expensed as incurred.

Overview

We supply fixed, high-speed, wireless broadband services to commercial users. Our operations are in New York City, Chicago, Los Angeles, Boston, San Francisco, Seattle and the greater Providence and Newport, Rhode Island metropolitan areas. Our fixed wireless broadband network delivers high-speed Internet access supporting Voice over Internet Protocol, or VoIP, bandwidth on demand, wireless redundancy, virtual private networks, or VPNs, disaster recovery, bundled data, and video services. Furthermore, we offer customers bandwidth connection speeds ranging from the equivalent of a standard T-1 telephone line and up to 1,000 million bits per second.

Characteristics of Our Revenues and Expenses

We offer our services under service agreements having terms of one, two or three years. Pursuant to these agreements, we bill customers on a monthly basis, in advance, for each month of service. To this end, payments received in advance of services performed are recorded as deferred revenues.

Cost of revenues primarily consists of all expenses that are directly attributable to providing our service, and include the costs associated with bandwidth purchases and tower and rooftop rents. Fluctuations in our gross margin may occur due to the addition of network capacity to either existing points of presence or adding additional coverage through the addition of new locations or opening of new markets.

Sales and marketing expenses primarily consist of the salaries, benefits, travel and other costs of our sales and marketing teams, as well as marketing initiatives and business development expenses. General and administrative expenses primarily consist of the costs attributable to the support of our operations, such as costs related to information systems, salaries, expenses, office space for executive management, inside sales, technical support, financial accounting, purchasing, administrative and human resources personnel, insurance, recruiting fees, legal, accounting and other professional services.

First Quarter Financials:

Three-Month Period Ended March 31, 2007 Compared to the Three-Month Period Ended March 31, 2006

Revenues.    During the three-month period ended March 31, 2007, we had revenues of $1,580,699, as compared to revenues of $1,515,359 during the three-month period ended March 31, 2006, representing an increase of approximately 4.3%. This increase was primarily attributable to the growth of our network subscriber base.

Operating Loss.    Operating expenses, which consist of cost of revenues, depreciation, customer support services, selling, general and administrative costs, totaled $2,747,687 for the three-month period ended March 31, 2007, as compared to $1,541,052 for the three-month period ended March 31, 2006, representing an increase of approximately 78.3%, the components of which are discussed in further detail below. As a result of the increased expense level, our operating loss for the three-month period ended March 31, 2007 increased to $1,166,988, as compared to our loss of $25,693 for the three-month period ended March 31, 2006.

Cost of Revenues.    Cost of revenues, which consists of tower rental charges, bandwidth purchases and related engineering costs and overhead, exclusive of depreciation, totaled $507,641 for the three-month period ended March 31, 2007, as compared to $387,493 for the three-month period ended March 31, 2006, resulting in gross margins, before depreciation, of 67.9% and 74.4%, respectively, a decrease of 6.5%. The decreased margin is primarily the result of an increase in tower rent expense and increases to network staffing in the period. Tower rent expense increased by approximately $34,000 in the period resulting from our January 2007 acquisition of Speakeasy Inc.’s fixed wireless network in Seattle, Washington. No customer revenue contracts were purchased in the transaction. In addition, network engineering and network personnel staffing increased by approximately $51,000 as a result of new hires associated with the increased capacity.

Depreciation Expense.    Depreciation expense totaled $361,774 for the three-month period ended March 31, 2007, as compared to $278,111 for the three-month period ended March 31, 2006, representing an increase of 30.1%. This increase was the result of increased purchases of capital equipment used to expand our market and geographic capacity.

Customer Support Services.    Customer support services totaled $117,111 for the three-month period ended March 31, 2007, as compared to $143,187 for the three-month period ended March 31, 2006, representing a decrease of approximately 18.2%. Late in fiscal 2006 the Company transitioned away from an outsourced tier 1 technical support call center to an in-house staffed technical response group, which resulted in approximately $26,000 of cost savings in the period.

Selling, General and Administrative Expenses.    Selling, general and administrative expenses, which consist of commissions, salaries, advertising and overhead expenses, totaled $1,761,161 for the period ended March 31, 2007, as compared to $732,261 for the period ended March 31, 2006, representing an increase of approximately 140.5%. This increase was primarily attributable to recurring and non-recurring expenses incurred and associated with the transition from a private to a public company. In the three-month period ended March 31, 2007, the Company incurred approximately $186,000 of fees associated with our January 12, 2007 reverse merger and simultaneous equity and debt financing. In addition, increases in professional fees, directors’ fees and printing costs totaled approximately $394,700 during the period. Additionally, approximately $177,600 was expended on increases to both sales and administrative staffing which are expected to continue as we pursue market expansion and revenue growth opportunities. Stock-based compensation also increased by approximately $173,100 from the same period in 2006.

Interest Expense.    Net interest expenses totaled $471,171 for the three-month period ended March 31, 2007, as compared to $73,522 for the three-month period ended March 31, 2006. This increase was attributable to a number of factors including non-cash charges to interest expense of $378,055 related to the beneficial conversion feature granted to the holders of the stockholder notes payable and other notes payable that were converted to equity upon the merger, accrued interest expense of $58,174 on the debentures, cash interest expense of $13,337, additional interest expense upon conversion of notes payable of $74,882, amortization of deferred debt discount of $38,056 and $103,953 of interest income during the three-month period ended March 31, 2007.

Other Income.    During the three-month period ended March 31, 2006, the Company recognized a gain of $114,339 in connection with the forgiveness of debt.

Net Loss.    We had a net loss of $1,640,519 for the three-month period ended March 31, 2007, as compared to a net income of $15,124 for the three-month period ended March 31, 2006. Our net loss was primarily attributable to certain non-recurring costs associated with the Company’s recent equity and debt financing and recurring costs associated with transitioning from a private to public company, and market and capacity expansion initiatives. We believe that net losses will continue as we make required additions to our sales, engineering and administrative personnel and network in order to increase revenues and subscriber growth.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues.    During the year ended December 31, 2006, we had revenues of $6,296,218, as compared to revenues of $5,397,510 during the year ended December 31, 2005, representing an increase of approximately 16.6%. This increase was primarily attributable to the growth of our network subscriber base.

Operating Loss.    Operating expenses, which consist of cost of revenues, depreciation, customer support services, selling, general and administrative costs, totaled $6,986,722 for the year ended December 31, 2006, as compared to $6,127,770 for the year ended December 31, 2005, representing an increase of approximately 14.0%, the components of which are discussed in further detail below. In contrast, our operating loss for the year ended December 31, 2006 was $690,504, as compared to a loss of $730,260 for the year ended December 31, 2005, representing a decrease of approximately 5.4%. Our operating loss decreased as a result of our revenue growth and the absorption of certain current fixed costs and network capacity.

Cost of Revenues.    Cost of revenues, which consists of tower rental charges, bandwidth purchases, and related engineering costs and overhead, exclusive of depreciation, totaled $1,636,820 for the year ended December 31, 2006, as compared to $1,509,505 for the year ended December 31, 2005, resulting in gross margins, before depreciation, of 74.0% and 72.0%, respectively. This increased margin is the result of a growing subscriber base and our ability to utilize existing fixed cost capacity to service our new subscribers.

Selling, General, and Administrative Expenses.    Selling, general and administrative expenses, which consist of commissions, salaries, advertising and overhead expenses, totaled $3,636,376 for the year ended December 31, 2006, as compared to $3,265,352 for the year ended December 31, 2005, representing an increase of approximately 11.4%. This increase was primarily attributable to our recognition of $100,625 of stock based compensation and approximately $400,000 of legal and accounting costs associated with our reverse merger during the year ended December 31, 2006.

Customer Support Services.    Customer support services totaled $507,276 for the year ended December 31, 2006, as compared to $419,356 for the year ended December 31, 2005, representing an increase of approximately 21%. This increase resulted from our hiring additional personnel and acquiring new systems to respond to customer growth and the increased demand for our services.

Depreciation Expense.    Depreciation expense totaled $1,206,250 for the year ended December 31, 2006, as compared to $933,557 for the year ended December 31, 2005, representing an increase of 29.2%. This increase was the result of increased purchases of capital equipment to support our increased customer growth of 16.6% in 2006 versus 2005.

Net Loss.    We had a net loss of $811,531 for the year ended December 31, 2006, as compared to a net loss of $947,205 for the year ended December 31, 2005, representing a decrease of approximately 14.3%. This decrease in net loss was primarily attributable to our increased sales. We believe that net losses will continue as we make required additions to our sales, engineering and administrative personnel and our network in order to increase expected revenue and subscriber growth.

Liquidity and Capital Resources

As of the three-month period ended March 31, 2007 and the year ended December 31, 2006, we had cash and cash equivalents of $12,829,137 and $160,363, respectively. This increase is attributable to equity and debt financing activities which raised approximately $14.4 million of net proceeds in the three-month period ended March 31, 2007. We have historically met our liquidity requirements from a variety of sources, including internally generated cash, short and long-term borrowings and the sale of equity securities.

Net Cash Used by Operating Activities.    Net cash used in operating activities totaled $672,865 for the three-month period ended March 31, 2007, as compared to net cash provided by operating activities of $193,242 for the three-month period ended March 31, 2006. This change from net cash provided to net cash used was primarily due to the higher operating expenses incurred in the 2007 period resulting in our $1.6 million loss for the period.

Net Cash Used in Investing Activities.    Net cash used in investing activities totaled $972,744 for the three-month period ended March 31, 2007, as compared to $216,880 for the three-month period ended March 31, 2006. This increase was primarily a result of approximately $180,000 of costs associated with expansion of our Middletown, RI call center facility and approximately $500,000 spent on additional capacity and enhancing the network for new product offerings.

Net Cash Provided By Financing Activities.    Net cash provided by financing activities totaled $14,314,383 for the three-month period ended March 31, 2007, as compared to net cash used of $42,314 for the three-month period ended March 31, 2006. The increase is primarily attributable to the Company issuing approximately 5.1 million shares of common stock at approximately $2.25 per share warrants to purchase common stock and the sale of $3.5 million of debentures producing total net proceeds to the Company of approximately $14.4 million.

Working Capital.    As of March 31, 2007, we had positive working capital of $11,665,575 due primarily to our capital raising activities in 2007. We believe that our current operating activities, together with the money raised in this offering, will enable us to meet our anticipated cash requirements for 2007.

Private Placements

In connection with the reverse merger in January 2007, we completed a private placement, pursuant to which we issued 5,110,056 shares of common stock at a price of $2.25 per share and five-year warrants to purchase 2,555,030 shares of common stock at an exercise price of $4.50 per share for aggregate gross proceeds of $11,497,625. In connection with this private placement, we incurred placement agents’ fees of approximately $446,400, and issued the placement agents five-year warrants to purchase an aggregate of 140,916 shares of common stock at an exercise price of $4.50 per share. In addition, we incurred other professional fees and expenses totaling approximately $186,000 in connection with the reverse merger and private placement.

On January 12, 2007, we issued 1,244,007 shares of common stock to certain of the selling stockholders, which shares are being registered for resale pursuant to the registration statement of which this prospectus forms a part. These shares were issued upon the conversion of $1,631,636 of convertible notes at a conversion price of $1.50 per share and upon the conversion of a $250,000 convertible note at a conversion price of $1.60 per share. Assuming that the market price of our common stock on January 12, 2007 was $2.25 per share, the price at which we sold shares of our common stock to investors in connection with our January 12, 2007 and January 18, 2007 private placements, these selling stockholders would have realized an aggregate profit of $917,379.75 had they sold the shares issued to them in connection with these note conversions at $2.25 per share.

Senior Convertible Debentures

In conjunction with our reverse merger in January 2007, we also sold $3,500,000 of senior convertible debentures. These debentures require quarterly interest-only payments of 8% per annum and mature on March 31, 2009. The debentures are convertible into shares of common stock at a conversion price of $2.75 per share, subject to certain limitations. In addition, holders of the debentures received five-year warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $4.00 per share and five-year warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $6.00 per share.

In connection with the issuance of the debentures, we incurred placement agent’s fees totaling approximately $140,000, and issued to such placement agent a five-year warrant to purchase 63,636 shares of common stock at an exercise price of $4.50 per share. This warrant had an estimated fair value of $34,750.

The private placement and the sale of the senior convertible debentures raised net proceeds of $14,411,237, which will be used to expand our sales and marketing efforts, as well as our expansion into new markets.

Net Proceeds and Fees In Connection with our Financing Activities

Equity Private Placement	$11,497,625.00
Debt Placement	3,500,000.00
Gross Proceeds	$14,997,625.00

Placement Agents’ Fees	$ (583,888.00)
Escrow Agent Fee	(2,500.00)
Net Proceeds	$14,411,237.00

A list of the placement agents who received fees in connection with our January 2007 private placements and their affiliates is shown below.

Fees
WFG Investments, Inc.[1]	$322,700.00
John Lemak[2]	0.00
John S. Lemak IRA Rollover[3]	0.00
Palladium Capital Advisors, LLC[4]	147,875.00
Nexcore Capital, Inc.[5]	113,313.00
Ardent Advisors LLC[6]	0.00
Sandor Capital Master Fund, L.P.[7]	0.00

TOTAL	$583,888.00

1	WFG Investments, Inc. is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007.
2	John Lemak received a warrant to purchase 102,444 shares of common stock at an exercise price of $4.50 as a placement agent fee in connection with the private placements. Mr. Lemak is an affiliate of WFG Investments, Inc., a registered broker-dealer.

3	John Lemak is the administrator of the John S. Lemak IRA Rollover. John S. Lemak IRA Rollover received a warrant to purchase 100,000 shares of common stock on January 12, 2007 upon the conversion of a $150,000 promissory note.
4	Palladium Capital Advisors, LLC is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants and debentures and warrants that occurred on January 12, 2007 and January 18, 2007. Palladium Capital Advisors, LLC received warrants to purchase 66,136 shares of common stock at an exercise price of $4.50 as a placement agent fee in connection with the private placements.
5	Nexcore Capital, Inc. is a registered broker-dealer and an affiliate of Ardent Advisors, LLC. Ardent Advisors, LLC is an Office of Supervisory Jurisdiction of a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007. Nexcore Capital, Inc. received a warrant to purchase 7,194 shares of common stock at an exercise price of $4.50 as a placement agent fee in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007.
6	Ardent Advisors, LLC is an affiliate and Office of Supervisory Jurisdiction of Nexcore Capital, Inc., a registered broker-dealer. Ardent Advisors, LLC served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007. Ardent Advisors, LLC received a warrant to purchase 28,778 shares of common stock at an exercise price of $4.50 as a placement agent fee in connection with the private placements.
7	John Lemak is the general partner of Sandor Capital Master Fund, L.P. Sandor Capital Master Fund, L.P. was an investor in the private placement and purchased units consisting of 360,000 shares of common stock and a warrant to purchase 180,000 shares of common stock at an exercise price of $4.50.

Critical Accounting Policies

Our financial statements are prepared in conformity with generally accepted accounting principles in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Property and Equipment.    Property and equipment are stated at cost. The costs associated with the construction of our network and subscriber installations are capitalized. Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Furniture, fixtures and equipment	5-7
Computer equipment	5
Systems software	3
Network and base station equipment	5-7
Customer premise equipment	5-7

Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets.    Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards, or SFAS, No. 144, ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets.’’ If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

Revenue Recognition.    Revenues are recognized at the time access to our services is made available to customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Our revenue arrangements with multiple deliverables under Emerging Issues Task Force, EITF, 00-21 are deemed to be immaterial.

Stock-Based Compensation.    The Company accounts for stock-based compensation under SFAS No. 123 (revised 2004), ‘‘Share-Based Payment,’’ (SFAS 123R), which is a revision of SFAS No. 123, ‘‘Accounting for Stock-Based Compensation.’’ SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. We adopted SFAS No. 123R using the modified prospective method, which requires us to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of SFAS No. 123R. After assessing alternative valuation models and amortization assumptions, we chose to continue using the Black-Scholes valuation model and recognition of compensation expense over the requisite service period of the grant.

Convertible Notes Payable.    We account for conversion options embedded in convertible notes in accordance with SFAS No. 133, ‘‘Accounting for Derivative Instruments and Hedging Activities,’’ and EITF 00-19, ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’’ SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional, as that term is described in the implementation guidance provided in paragraph 61(k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 ‘‘The Meaning of Conventional Convertible Debt Instrument’’ in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument. We account for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 ‘‘Accounting for Derivative Financial Investments indexed to, and potentially settled in, a Company’s own stock’’ and in accordance with the provisions of EITF 98-5, ‘‘Accounting for Convertible Securities with Beneficial Conversion Features,’’ and EITF 00-27 ‘‘Application of EITF 98-5 to Certain Convertible Instruments.’’ Accordingly, we record, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Recent Accounting Pronouncements

On February 15, 2007, FASB issued SFAS No. 159, entitled ‘‘The Fair Value Option for Financial Assets and Financial Liabilities.’’ The guidance in SFAS No. 159 ‘‘allows’’ reporting entities to ‘‘choose’’ to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133, as amended, entitled ‘‘Accounting for Derivative Instruments and Hedging Activities’’. The provisions of SFAS No. 159 are applicable to all reporting entities and is effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. We do not believe this new accounting standard will have a material impact on our financial condition or results of operations.

In December 2006, FASB issued FASB Staff Position EITF 00-19-2 ‘‘Accounting for Registration Payment Arrangements,’’ which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, ‘‘Accounting for Contingencies.’’ Adoption of EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The adoption of this new accounting standard did not have a material impact on our current financial condition or results of operations.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123R and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We are evaluating the impact of this new standard, but currently believe that the adoption of this new accounting standard will not have a material impact on our financial position or results of operations.

In September 2006, the Securities and Exchange Commission’s Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The Securities and Exchange Commission’s staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This pronouncement is effective for fiscal years ending after November 15, 2006. We adopted SAB No. 108 and found there to be no material impact on our financial position or results of operations.

In July 2006, FASB issued Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’). This interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting for income taxes in interim periods, as well as the required disclosures and transition. This interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows. There were no unrecognized tax benefits as of January 1, 2007.

As a result of Towerstream’s prior election to be taxed as an S corporation for federal and state tax purposes, we have identified the State of New York and City of New York as major tax jurisdictions, as set forth in FIN 48. Based on our evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended 2003 through 2005, the only periods currently subject to examination as returns for 2006 have not yet been filed. We believe that our income tax positions and deductions would be sustained on audit and do not anticipate any adjustments that would result in a material change to our financial position. Consequently, we did not record any cumulative effect adjustment related to the adoption of FIN 48.

We do not expect our tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position.

In February 2006, FASB issued SFAS No. 155, ‘‘Accounting for Certain Hybrid Financial Instruments’’, an amendment of FASB Statements No. 133 and 140.’’ SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows.

BUSINESS

Overview

We provide fixed wireless broadband services to commercial users based on a traditional monthly subscription model. Through transmissions over both regulated and unregulated radio spectrum, we offer customers high speed Internet access through subscription based wireless broadband supporting Voice over Internet Protocol, or VoIP, bandwidth on demand, wireless redundancy, virtual private networks, or VPNs, disaster recovery, bundled data, and video services. We are currently providing service to approximately 800 business customers utilizing fixed wireless technology in New York City, Boston, Chicago, Los Angeles, San Francisco, Seattle, Providence and Newport, Rhode Island.

We tailor our service offerings to satisfy customer needs based principally upon size. For small businesses, we offer wireless connections packages ranging from 1,500,000 bits per second, the speed of a traditional T-1 telephone line, to 5,000,000 bits per second. For medium sized businesses, we offer wireless connection packages ranging from 5,000,000 bits per second to 10,000,000 bits per second. Finally, for large businesses, we offer wireless connection packages ranging from 10,000,000 bits per second to 1,000,000,000 bits per second. As companies grow, they can increase their bandwidth at any time in a variety of bits per second increments, usually without additional installation or equipment charges. Furthermore, regardless of business size and connection package, we guarantee uptime, latency and throughput by offering customers technical credits against their bill for periods of down time.

Our Networks

We establish proprietary wireless networks in each of the markets we serve by installing antennae on towers, building rooftops or other structures to send and receive wireless signals. We connect the customer to our Wireless Ring in the Sky, which has no single point of failure. This ring is fed by multiple lead Internet providers located at opposite ends of our service cities. We believe that we are the only wireless broadband provider that offers True Separate Egress for true redundancy. For new markets we enter, after installing our wireless base stations and establishing our wireless ring, we generally can activate new customers within two to seven business days of receiving an order. Our coverage area can be accessed by customers within approximately 10 miles of our installed base stations, depending upon location and line of sight access.

Market Coverage

We intend to grow our business by deploying our service more broadly and seeking to rapidly increase our subscriber base. We intend to deploy our wireless broadband network broadly both in terms of geography and categories of commercial and business subscribers. We intend to increase the number of geographic markets we serve, taking advantage of a staged roll-out model to deploy our services throughout major additional United States markets. We also plan to service a wide a range of commercial subscribers, from small businesses to large enterprises.

We determine which geographic markets to enter by assessing a number of criteria in four broad categories. First, we evaluate our ability to deploy our service in a given market, taking into consideration our spectrum position, the availability of towers and zoning constraints. Second, we assess the market by evaluating the number of competitors, existing price points, demographic characteristics and distribution channels. Third, we evaluate the economic potential of the market, focusing on our forecasts of revenue growth opportunities and capital requirements. Finally, we look at market clustering opportunities and other cost efficiencies that might be realized. Based on this approach, as of March 31, 2007, we offered wireless broadband connectivity in seven markets representing approximately 42% of small and medium business (5 to 249 employees) in the top 20 metropolitan statistical areas.

Sales and Marketing

We hire salespeople to sell our services directly to subscribers. As of May 18, 2007, we employed 22 salespeople. We generally compensate these employees on a salary plus commission basis.

Our indirect sales channels include a variety of authorized representatives, such as integrators, resellers, and online operators. Authorized representatives assist in developing awareness of and demand for our service by promoting our services and brand as part of their own advertising and direct marketing campaigns. Such representatives are compensated either on a one-time referral fee basis or through the payment of a residual of between 7% to 18% of revenue referred by such representatives, based on volume.

We expect our marketing channels to shift toward our lower-cost direct sales force channels. Over time, we expect we will become increasingly focused on new market development.

Competition

The market for broadband services is highly competitive, and includes companies that offer a variety of services using a number of distinctly different technological platforms, such as cable networks, DSL, third-generation cellular, satellite, wireless Internet service and other emerging technologies. We compete with these companies on the basis of the portability, ease of use, speed and price of our respective services. Competitors to our wireless broadband services include:

Incumbent Local Exchange Carriers and Common Local Exchange Carriers

We face competition from traditional wireline operators in terms of price, performance, discounted rates for bundles of services, breadth of service, reliability, network security, and ease of access and use. In particular, we face competition from traditional wireline companies like Verizon Communications Inc., Qwest Corporation and AT&T Inc., all of which are so called ‘‘incumbent local exchange carriers,’’ as well as Covad Communications Group, Inc., Speakeasy, Inc., XO Communications, LLC, MegaPath Networks Inc., and Choice One Communications Inc., all of which are so ‘‘called common local exchange carriers.’’

Cable Modem and DSL Services

We compete with companies that provide Internet connectivity through cable modems or DSL. Principal competitors include cable companies, such as Comcast Corporation, and incumbent telephone companies, such as AT&T Inc. or Verizon Communications Inc. Both the cable and telephone companies deploy their services over wired networks initially designed for voice and one-way data transmission that have subsequently been upgraded to provide for additional services.

Cellular and PCS Services

Cellular and personal communications service, or PCS, carriers are seeking to expand their capacity to provide data and voice services that are superior to ours. These providers have substantially broader geographic coverage than we have and, for the foreseeable future, than we expect to have. If one or more of these providers can deploy technologies that compete effectively with our services, the mobility and coverage offered by these carriers will provide even greater competition than we currently face. Moreover, more advanced cellular and PCS technologies, such as third generation mobile technologies currently offer broadband service with packet data transfer speeds of up to 2,000,000 bits per second for fixed applications, and slower speeds for mobile applications. We believe mobile operators, including Cingular Wireless LLC, Sprint Nextel Corporation, T-Mobile USA, Inc, Verizon Communications Inc. and others will roll out third generation cellular services across most major United States markets by the end of 2007. We also expect that third generation technology will be improved to increase connectivity speeds to make it more suitable for a range of advanced applications.

Wireless Broadband Service Providers

We also face competition from other wireless broadband service providers that use licensed and unlicensed spectrum. In addition to these commercial operators, many local governments, universities and other governmental or quasi-governmental entities are providing or subsidizing ‘‘WiFi’’ networks over unlicensed spectrum, in some cases at no cost to the user. There exist numerous small local urban and rural wireless operations offering local services that could compete with us in certain of our present or planned geographic markets. In addition, Sprint Nextel Corporation holds 2.5GHz licenses throughout the United States and has announced plans to invest $3 billion in building out a nationwide WiMAX-based network throughout the United States, including launching in 11 markets during 2007. Clearwire Corporation also offers wireless high speed Internet access utilizing WiMAX-based technology in various markets and has indicated that it intends to offer this service throughout the United States.

Satellite

Satellite providers, such as WildBlue Communications, Inc. and Hughes Network Systems, LLC offer broadband data services that address a niche market, mainly less densely populated areas that are unserved or underserved by competing service providers. Although satellite offers service to a large geographic area, latency caused by the time it takes for the signal to travel to and from the satellite may challenge satellite providers’ ability to provide some services, such as VoIP, which reduces the size of the addressable market.

Other

We believe other emerging technologies may also seek to enter the broadband services market. For example, we are aware that several power generation and distribution companies are seeking to develop or have already offered commercial broadband Internet services over existing electric power lines.

Competitive Strengths

Even though we face substantial existing and prospective competition, we believe that we have a number of competitive advantages that will allow us to retain existing customers and attract new customers to our company over time.

Reliability

As compared to cellular, cable and DSL networks that generally rely on infrastructure originally designed for non-broadband purposes, our network was designed specifically to support wireless broadband services. We also connect the customer to our Wireless Ring in the Sky, which has no single point of failure. This ring is fed by multiple lead Internet providers located at opposite ends of our service cities and connected to our national ring which is fed by multiple leading carriers. We believe that we are the only wireless broadband provider that offers True Separate Egress for true redundancy. With DSL and cable offerings, all wires are rendered dead by one backhoe swipe or switch failure. Our Wireless Ring in the Sky is backhoe-proof and weather-proof. As a result of these factors, our network has historically experienced reliability rates of approximately 99%.

Value

We own our entire network, which enables us to price our services lower than most of our competitors. Specifically, we are able to offer competitive prices, as we do not pass along a local loop charge to our customers, because we do not have to buy one from the telephone company.

Efficient Economic Model

Our economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wireline broadband service providers. We own our entire network, dispensing with the costs involved in using lines owned by telephone or cable companies. Our system is expandable and covers an area up to several miles away from each tower, which will enable us to realize incremental savings in our build-out costs as our subscriber base grows.

Experienced Management Team

Our executive management has over 60 years of combined experience in the communications industry with companies such as Bell Atlantic Corp., The New England Telephone and Telegraph Company and Stratos Global Corporation.

Corporate History

We were organized in the State of Nevada on June 2, 2005 and became a public shell company, as defined by the Securities and Exchange Commission. On January 4, 2007, we merged with and into a wholly-owned Delaware subsidiary, for the sole purpose of changing our state of incorporation to Delaware. On January 12, 2007, a wholly-owned subsidiary of ours merged with and into a private company, Towerstream Corporation, with Towerstream Corporation being the surviving company. Upon closing of the merger, we discontinued our former business and succeeded to the business of Towerstream Corporation as our sole line of business. At the same time, we also changed our name to Towerstream Corporation and, our subsidiary, Towerstream Corporation, changed its name to Towerstream I, Inc.

Regulatory Matters

Wireless broadband services are subject to regulation by the Federal Communications Commission. At the federal level, the Federal Communications Commission has jurisdiction over wireless transmissions over the electromagnetic spectrum and all interstate telecommunications services. State regulatory commissions have jurisdiction over intrastate communications. Municipalities may regulate limited aspects of our business by, for example, imposing zoning requirements and requiring installation permits.

Telecommunications Regulation

Our wireless broadband systems can be used to provide Internet access service, interconnected VoIP service and virtual private networks, or VPNs. In a decision in March 2007, the Federal Communications Commission has classified wireless broadband Internet access service as an interstate information services that is regulated under Title I of the Communications Act of 1934, as amended. Accordingly, most regulations that apply to telephone companies and other common carriers do not apply to our wireless broadband Internet access service. For example, we are not currently required to contribute a percentage of gross revenues from our Internet access services to universal service funds used to support local telephone service and advanced telecommunications services for schools, libraries and rural health care facilities, or ‘‘USF Fees.’’

The Federal Communications Commission has not yet classified interconnected VoIP service as an information service regulated under Title I of the Communications Act of 1934, as amended, or as a telecommunications service regulated under Title II of this act. However, the Federal Communications Commission has classified interconnected VoIP service as interstate telecommunications for purposes of USF fees. As a result we must pay USF Fees on the gross revenues we derive from providing interconnected VoIP service to end users. We are not required to pay USF fees on the gross revenues we derive from providing interstate telecommunications to other carriers, such as interconnected VoIP service providers, where we act as a carriers’ carrier, provided that we verify that the other carrier is registered to pay and is paying USF fees on its service to end users. The proposed USF fee rate for the second quarter of 2007 is 11.7 percent of gross revenues derived from the provision of interstate telecommunications to end users. At the present time, VoIP is not a material contributor to our revenues.

We are not required to file tariffs with the Federal Communications Commission, setting forth the rates, terms, and conditions of our Internet access service. The Federal Communications Commission, however, is currently considering whether to impose various consumer protection obligations, similar to Title II obligations, on wireless broadband Internet access providers. These requirements may include obligations related to truth-in-billing, slamming, discontinuing service, customer proprietary network information and federal universal service funds mechanisms. Internet access providers are currently subject to generally applicable state consumer protection laws enforced by state Attorneys General and general Federal Trade Commission consumer protection rules.

The Federal Communications Commission has not yet classified interconnected VoIP services as information services or telecommunications services under the Communications Act of 1934, as amended. In November 2004, the Federal Communications Commission determined that, regardless of their regulatory classification, certain interconnected VoIP services qualify as interstate services with respect to economic regulation. The Federal Communications Commission preempted state regulations that address such issues as entry certification, tariffing, and enhanced 911 requirements.

The Federal Communications Commission is conducting a comprehensive proceeding to address all types of Internet protocol-enabled services, including interconnected VoIP service, and to consider what regulations, if any, should be applied to such services, as use of broadband services becomes more widespread. In June 2005, the Federal Communications Commission adopted the first set of regulations in this comprehensive Internet protocol-enabled proceeding, imposing enhanced 911-related requirements on interconnected VoIP service providers as a condition of offering such service to consumers. The Federal Communications Commission defined ‘‘interconnected VoIP service’’ as voice service that: (i) enables real-time, two-way voice communications; (ii) requires a broadband connection from the user’s location; (iii) requires Internet protocol-compatible customer premises equipment; and (iv) permits users generally to receive calls that originate on and terminate to the public switched telephone network. Effective November 28, 2005, all interconnected VoIP providers are required to transmit, via the wireline, all 911 calls, as well as a call-back number and the caller’s registered location for each call, to the appropriate public safety answering point that is capable of receiving and processing that information. In addition, all interconnected VoIP providers must have a process to obtain a subscriber’s registered location prior to activating service, and must allow their subscribers to update their registered location immediately if the subscriber moves the service to a different location. Interconnected VoIP providers are also required to prominently and in plain English advise subscribers of the manner in which dialing 911 using VoIP service is different from dialing 911 service using traditional telephone service, and to provide warning labels with VoIP equipment.

On August 5, 2005, the Federal Communications Commission adopted an Order finding that both facilities-based broadband Internet access providers and interconnected VoIP providers are subject to the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers covered by that statute to build certain law enforcement surveillance assistance capabilities into their communications networks. The Federal Communications Commission required facilities-based broadband Internet access providers and interconnected VoIP providers to comply with CALEA requirements by May 14, 2007. We have complied with such CALEA requirements.

On May 3, 2006, the Federal Communications Commission adopted an additional Order addressing CALEA compliance obligations of these providers. In that order, the Federal Communications Commission: (i) affirmed the May 14, 2007 compliance deadline; (ii) indicated compliance standards are to be developed by the industry within the telecommunications standards-setting bodies working together with law enforcement; (iii) permitted the use of certain third parties to satisfy CALEA compliance obligations; (iv) restricted the availability of compliance extensions; (v) concluded that facilities-based broadband Internet access providers and interconnected VoIP providers are responsible for any CALEA development and implementation costs; (vi) declared that the Federal Communications Commission may pursue enforcement action, in addition to remedies available through the courts, against any non-compliant provider; and (vii) adopted interim progress report filing requirements.

On June 27, 2006, the Federal Communications Commission released an Order addressing USF fee obligations of interconnected VoIP service providers. The Federal Communications Commission amended the USF rules to require providers of interconnected VoIP service to contribute to the USF under the existing contribution methodology. Interconnected VoIP providers must report and contribute to the USF on all their interstate and international end-user telecommunications revenues, using one of three options: (1) they may use the interim safe harbor established in the June, 2006 Order, under which 64.9 percent of their traffic is presumed to be interstate or international; (2) they may report based on their actual interstate telecommunications revenues; or (3) they may rely on traffic studies subject to certain conditions. All interconnected VoIP providers must file an FCC Form 499-A with the Federal Communications Commission for registration purposes even if they qualify for the de minimis exemption for contribution purposes. Interconnected VoIP service also may be subject to State and local taxation.

In a decision released on April 21, 2004, the Federal Communications Commission determined that interconnected VoIP calls that connect to the public switched telephone network at both ends of the call are subject to the same access charges as a circuit switched call. Interconnected VoIP calls that connect to the public switched telephone network at one end of the call are subject to either a terminating or originating access charge, depending upon which end of the call connects to the public switched telephone network.

Broadband Internet-related and Internet protocol-services regulatory policies are continuing to develop, and it is possible that our broadband Internet access and VoIP services could be subject to additional regulations in the future. The extent of the regulations that will ultimately be applicable to these services and the impact of such regulations on the ability of providers to compete are currently unknown.

Spectrum Regulation

The Federal Communications Commission routinely reviews its spectrum policies and may change its position on spectrum allocations from time to time. The Federal Communications Commission is currently examining previously adopted rules for the 3650-3700 MHz spectrum band. Currently, this band is allocated for use to an unlimited number of operators pursuant to a link registration process. The Federal Communications Commission is currently reviewing these rules and could make significant changes to the licensing in this band. Similarly, the Federal Communications Commission has modified regulation in the 2.5 GHz BRS/EBS spectrum band and, from time to time, can modify or change spectrum allocations pursuant to rulemaking proceedings. We believe that the Federal Communications Commission is committed to allocating spectrum to support wireless broadband deployment throughout the United States and will continue to modify its regulations to foster such deployment, which will help us implement our existing and future business plans.

Internet Taxation

The Internet Tax Non-Discrimination Act, which was passed by Congress in November 2004 and signed into law in December 2004, renewed and extended until November 2007 a moratorium on taxes on Internet access and multiple, discriminatory taxes on electronic commerce. This moratorium had previously expired in November 2003, and as with the preceding Internet Tax Freedom Act, ‘‘grandfathered’’ states that taxed Internet access prior to October 1998 to allow them to continue to do so. Certain states have enacted various taxes on Internet access or electronic commerce, and selected states’ taxes are being contested on a variety of bases. However, state tax laws may not be successfully contested and future state and federal laws imposing taxes or other regulations on Internet access and electronic commerce may arise, any of which could increase the cost of providing Internet services, which could, in turn, materially adversely affect our business.

Employees

As of May 18, 2007, we had 49 employees, approximately 8 of whom served in executive or administrative positions, 19 of whom served as technicians and engineers and approximately 22 of whom served in sales positions. We believe our employee relations are good.

Property

Our executive offices are currently located in Middletown, Rhode Island, where we lease approximately 12,874 square feet of space. Pursuant to our lease, which expires on March 1, 2012, we are obligated to pay $13,410 per month until August 30, 2007, when an additional 4,263 square feet of office space will be available for occupancy and our monthly rent will increase to $17,851 per month. On March 1, 2010, our rent will increase to $18,922 per month for the balance of the lease. We do not own any real property.

We believe our office space is adequate for our immediate needs. Additional space may be required as we expand our activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

Legal Proceedings

There are no legal proceedings pending or to our knowledge threatened against us.

MANAGEMENT

The following table sets forth information regarding the members of our board of directors and our executive officers. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Jeffrey M. Thompson	42	Chief Executive Officer, President and Director
Philip Urso	47	Chairman of the Board of Directors
George E. Kilguss, III	46	Chief Financial Officer
Arthur G. Giftakis	40	Vice President of Engineering and Operations
Howard L. Haronian, M.D.	45	Director
Paul Koehler	47	Director
William Bush	41	Director

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating Committee.

Jeffrey M. Thompson, President, Chief Executive Officer and Director.    Mr. Thompson co-founded Towerstream in December 1999 with Philip Urso. Since inception, Mr. Thompson has been a director and from inception until November 2005 Mr. Thompson was Towerstream’s chief operating officer. In November 2005, Mr. Thompson was promoted from chief operating officer to president and chief executive officer. In 1995, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider, and was vice president of operations of EdgeNet Inc. through 1999. EdgeNet Inc. was sold in 1997 to Citadel Broadcasting Corporation. Immediately following our reverse merger with Towerstream on January 12, 2007, Mr. Thompson became our president, chief executive officer, and a director. Mr. Thompson holds a B.S. from the University of Massachusetts.

Philip Urso, Chairman of the Board of Directors.    Mr. Urso co-founded Towerstream in December 1999 with Jeffrey M. Thompson. Mr. Urso has served as a director and chairman since inception and was Towerstream’s chief executive officer from inception until July 2005. Previously, Mr. Urso was President of eFortress, an Internet service provider and division of Citadel Broadcasting Corporation, which was then a publicly held, national radio station group with over 100 stations. Mr. Urso, with Mr. Thompson, founded eFortress in 1995 and sold it to Citadel Broadcasting Corporation in 1997. From 1983 until 1997, Mr. Urso owned and operated a group of radio stations. In addition, Mr. Urso co-founded the regional cell-tower company, MCF Communications, Inc. Immediately following our reverse merger with Towerstream on January 12, 2007, Mr. Urso became our chairman and a director.

George E. Kilguss, III, Chief Financial Officer.    Mr. Kilguss has been the chief financial officer of Towerstream since January 2004. From November 2000 until December 2003, Mr. Kilguss was a private investor. From September 1998 until October 2000, Mr. Kilguss was the chief financial officer of Stratos Global Corporation, a publicly traded company on the Toronto Stock Exchange. Mr. Kilguss was also an executive vice president of Stratos Global Corporation and served on its board of directors from April 1999 until October 2000. Mr. Kilguss holds a B.S. in Economics & Finance from the University of Hartford and an M.B.A. from the University of Chicago. Immediately following our reverse merger with Towerstream on January 12, 2007, Mr. Kilguss became our chief financial officer.

Arthur G. Giftakis, Vice-President of Engineering and Operations.    Mr. Giftakis has served as vice president of operations of Towerstream since 2004. From 2003 until 2004, Mr. Giftakis was manager of engineering and prior to 2003, Mr. Giftakis was at Sockeye Networks, Inc., a border gateway protocol optimization company that was acquired by Internap Network Services Corporation in 2003. Before joining Sockeye Networks, Inc. in 2001, Mr. Giftakis held various solution architect positions at NaviSite, Inc. and Digital Broadband Communications Inc. after spending 10 years with Bell Atlantic Corp., now known as Verizon Communications Inc. Immediately following our reverse merger with Towerstream on January 12, 2007, Mr. Giftakis became our vice-president of engineering and operations.

Howard L. Haronian, M.D., Director.    Dr. Haronian has served as a director of Towerstream since inception in December 1999. Dr. Haronian is an interventional cardiologist and has been president of Cardiology Specialists, Ltd. of Rhode Island since 1994. Dr. Haronian has also been a member of the clinical faculty of the Yale School of Medicine since 1994 and has served as the director of the cardiac catheterization program at Yale-New Haven Hospital since 2003. Immediately following our reverse merger with Towerstream on January 12, 2007, Mr. Haronian became a director.

Paul Koehler, Director.    Mr. Koehler has served as a director since January 2007. Mr. Koehler is the vice president of business development of Pacific Ethanol, Inc. (NasdaqGM: PEIX), a position he has held since June 2005. Mr. Koehler has over twenty years of experience in the electricity industry, having focused during the past five years on acquiring and developing wind power projects for PPM Energy, Inc., a subsidiary of Scottish Power plc. Prior to joining PPM Energy Inc., Mr. Koehler was the president and a founder of Kinergy Corporation, a consulting firm focused on renewable energy and risk management. In addition, Mr. Koehler was a co-founder of ReEnergy LLC, one of the companies acquired by Pacific Ethanol, Inc. During the 1990s, Mr. Koehler worked for Portland General Electric Company and Enron Corp. in marketing and origination of long term transactions, risk management, and energy trading. Mr. Koehler holds a B.A. from the Honors College at the University of Oregon.

William Bush, Director.    Mr. Bush has served as a director since January 12, 2007. Mr. Bush has been an executive officer of Handheld Entertainment, Inc. (NasdaqCM: ZVUE) since January 2006 and became its chief financial officer on June 26, 2006. Mr. Bush has over 15 years of experience in accounting, financial support and business development. From 2002 to 2005, Mr. Bush was the chief financial officer and secretary for International Microcomputer Software, Inc. (OTCBB:IMSI.OB), a developer and distributor of precision design software, content and on-line services. Prior to that he was a director of business development and corporate controller for Buzzsaw.com, Inc. Mr. Bush was one of the founding members of Buzzsaw.com, Inc., a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. From 1997 to 1999, Mr. Bush worked as corporate controller at Autodesk, Inc. (NasdaqGM: ADSK), the fourth largest software applications company in the world. Prior to that, Mr. Bush worked for seven years in public accounting, first with Ernst & Young, and later with Price Waterhouse in Munich, Germany. Mr. Bush holds a B.S. in Business Administration from U.C. Berkeley and is a Certified Public Accountant.

Except for Howard L. Haronian and Philip Urso, who are cousins, there are no family relationships among our directors or executive officers.

Board Committees

Since January 2007, the standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating committee. Each member of our committees is ‘‘Independent’’ as such term is defined under and required by the federal securities laws and the rules of The NASDAQ Stock Market.

Audit Committee

The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Each of our audit committee members are, in the opinion of our board of directors, ‘‘Independent’’ as defined by the federal securities laws and The NASDAQ Stock Market and possess an understanding of financial statements and generally accepted accounting principles. Mr. Bush is a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B and serves as chairman of the audit committee.

Compensation Committee

The compensation committee periodically reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans.

Nominating Committee

The nominating committee considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the board and board committees, coordinates evaluation of board performance and reviews board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the board. In this capacity it concerns itself with the composition of the board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other board members, management and search companies.

Code of Ethics

Our board of directors has adopted a code of conduct and ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. The audit committee is responsible for applying and interpreting our code of conduct and ethics in situations where questions are presented to it.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the annual and long-term compensation paid to our chief executive officer and our two other most highly compensated executive officers who were serving at the end of 2006, whom we refer to collectively in this prospectus as the ‘‘named executive officers’’:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)		Nonqualified Deferred Compensation Earnings ($)	Total ($)
Jeffrey M. Thompson	2006	171,000	75,000	(2)	413,837	(3)	10,000	669,837
President and Chief Executive Officer (principal executive officer)	2005	171,000	—		110,191		—	281,191
George E. Kilguss, III	2006	135,000	50,000		—		45,000	230,000
Chief Financial Officer	2005	55,000	—		110,191		125,000	290,191
Arthur Giftakis	2006	120,000	—		—		—	120,000
Vice President of Engineering and Operations	2005	114,313	—		21,514		—	135,827

(1)	Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see ‘‘Critical Accounting Policies — Stock-Based Expense.’’
(2)	Of this $75,000 cash bonus, $30,000 was awarded to Mr. Thompson in 2006 in recognition of services performed during 2006, and $45,000 was awarded to Mr. Thompson on February 14, 2007 in recognition of services performed during 2006.
(3)	This option award was made to Mr. Thompson on February 14, 2007 in recognition of services performed during 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to our named executive officers as of December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Jeffrey M. Thompson	280,309	—		0.78	4/29/2015
	175,193	—		1.43	2/28/2013
George E. Kilguss, III	175,193	—		1.43	4/26/2015
Arthur Giftakis	11,679	23,360	(1)	1.43	8/29/2015
	59,566	—		1.43	11/17/2013

(1)	11,680 will vest on each of August 29, 2007 and August 29, 2008.

2007 Equity Compensation Plan

Purpose of the 2007 Equity Compensation Plan

The 2007 Equity Compensation Plan provides a means for us to award specific equity-based benefits to officers and other employees, consultants and directors, of our company and our related companies and to encourage them to exercise their best efforts to enhance the growth of our company and our related companies.

Eligibility

Employees and consultants of our company and our related companies and non-employee directors of our company may receive awards under the 2007 Equity Compensation Plan. Only our employees or employees of our subsidiary companies, however, may receive incentive stock options under the 2007 Equity Compensation Plan.

Awards to be Offered

The 2007 Equity Compensation Plan provides for the granting of:

•	incentive stock options and nonqualified stock options to purchase shares of our common stock;

•	stock appreciation rights representing the right to receive an amount measured by the appreciation in share value;

•	stock subject to time-based and/or performance-based vesting (restricted stock);

•	restricted stock units representing the right to receive an amount measured by the value of a share of stock, subject to time-based and/or performance-based vesting;

•	stock awarded as a bonus (bonus stock); and

•	dividend equivalent rights.

Shares Subject to the Plan

The total number of shares of common stock that can be delivered under the 2007 Equity Compensation Plan is 2,403,922.

If any award that requires the participant to exercise the award for shares to be delivered terminates without having been exercised in full, if any shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in shares, the unexercised portion of the award, the forfeited shares, the withheld shares, or the portion that was paid in cash will continue to be available for future awards. However, if an option, stock appreciation right, performance stock, performance stock units or bonus stock is cancelled or forfeited, the shares subject to such awards will continue to be counted against the maximum number of shares specified above for which options, stock appreciation rights, performance stock, performance stock units or bonus stock may be granted to an employee in any calendar year.

In addition, the aggregate fair market value, determined at the time the option is granted, of shares with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year, under the 2007 Equity Compensation Plan and under any other incentive stock option plan of our company or a related company, may not exceed $100,000.

Administration, Amendment and Duration of the Plan

The 2007 Equity Compensation Plan is administered by the compensation committee of the board of directors, except that our chief executive officer may grant a limited number of options to participants other than to himself, other executive officers who are ‘‘covered employees’’ under

Section 162(m) of the Internal Revenue Code of 1986, as amended, directors and consultants. Except as noted in the previous sentence, the compensation committee selects the participants who will receive awards, determines the type of award to be granted and determines the terms and conditions of the award.

Stock Options

The compensation committee may award incentive stock options and nonqualified stock options under the 2007 Equity Compensation Plan. Only our employees may receive incentive stock options. The compensation committee also determines the exercise price of each option. However, the exercise price of an option may not be less than 100% of the fair market value of the underlying shares on the date of grant or 110% in the case of an incentive stock option granted to a stockholder beneficially owning 10% or more of our common stock. The exercise price of any option may not be less than the par value of the underlying share(s).

The compensation committee determines the term of each option, but no term may exceed 10 years from the date of grant, or 5 years in the case of an incentive stock option granted to a stockholder beneficially owning 10% or more of our common stock. The compensation committee also determines at what time or times each option may be exercised and any conditions that must be met before an option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the compensation committee.

The exercise price of an option granted under the 2007 Equity Compensation Plan may be paid:

•	in full in cash or cash equivalents;

•	by shares of stock that the participant already owns;

•	by shares of stock newly acquired on exercise of the option;

•	by delivery of an irrevocable undertaking by a broker to deliver promptly to us sufficient funds to pay the exercise price; or

•	by any combination of the above.

Stock Appreciation Rights

The compensation committee may grant stock appreciation rights that entitle the participant to receive upon exercise an amount, either in shares, cash, or a combination of both, measured by the increase since the date of grant in the value of the shares covered by the right. The compensation committee may accelerate the date(s) on which stock appreciation rights may be exercised.

Restricted Stock

The compensation committee may grant shares of restricted stock, for any or no consideration, subject to any restrictions the compensation committee establishes. Except with respect to restricted stock whose restrictions lapse upon the attainment of performance goals under Section 162(m) of the Internal Revenue Code of 1986, as amended, the compensation committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the participant will have voting and dividend rights on the shares.

The compensation committee may provide that restricted stock vests only upon the satisfaction of performance goals. The compensation committee may select one or more performance criteria from the following list: sales, revenues, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, sales growth, revenue, net revenue growth, capacity utilization, customer penetration, increase in customer base, net income growth, expense control and/or hiring of personnel. The criteria may apply to the individual, a division, our company or a subsidiary of our company.

Restricted Stock Units

The compensation committee may grant restricted stock units subject to any restrictions the compensation committee may determine. A restricted stock unit entitles a participant to receive, with respect to a vested restricted stock unit, one share of our common stock, the cash value thereof, or a combination of both. Restricted stock units are credited to a bookkeeping account in the participant’s name.

Although a participant will not have voting or dividend rights with respect to his or her restricted stock units, a participant will have dividend equivalent rights on his or her restricted stock units. On each date that we pay a cash dividend to holders of our common stock, an additional number of restricted stock units equal to the total number of restricted stock units credited to the participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the fair market value of a share on such date will be credited to the participant’s account. Restricted stock units attributable to such dividend equivalent rights will accumulate and vest at the same time as the restricted stock units to which they relate vest.

The compensation committee may provide that restricted stock units vest only to the extent performance goals are met. The compensation committee may select one or more performance criteria from the above list for restricted stock.

Bonus Stock

The compensation committee may grant awards entitling a participant to receive shares without payment therefor as a bonus for services provided to our company or a related company. Bonus stock is fully vested on the date of grant.

Dividend Equivalent Rights

The compensation committee may grant a separate award entitling a participant to receive dividend equivalent rights. Such dividend equivalent rights shall accumulate and be paid shortly after they vest. Once vested, they shall be paid at the same time corresponding cash dividends are paid to stockholders.

Treatment of Awards upon Termination of Service

If a participant’s service terminates for any reason, including death or disability, all options and stock appreciation rights then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant’s award agreement. Any remaining options and stock appreciation rights will remain exercisable for one year from the date of termination of service by reason of death or disability, three months from the date of termination of service for any other reason, or for a shorter or longer period as stated in the participant’s award agreement. Notwithstanding the post-termination exercise periods described above, no option or stock appreciation right may be exercised beyond its original term.

Except as otherwise stated in a participant’s award agreement, if a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant will forfeit the shares to us. Except as otherwise stated in a participant’s award agreement, restricted stock units and dividend equivalent rights to which a participant has not become entitled will terminate irrevocably upon the participant’s termination of service for any reason, including death or disability.

Transferability

Awards generally are not transferable, except by will or under the laws of descent and distribution. The compensation committee has the authority, however, to permit a participant to transfer nonqualified stock options and stock appreciation rights.

Adjustments in Shares; Corporate Transactions

If a stock dividend, stock split, reverse split, spin-off, or similar change in capitalization occurs, the compensation committee will make appropriate adjustments to the maximum number and type of shares that may be subject to awards and delivered under the 2007 Equity Compensation Plan, the kind and aggregate number of shares to outstanding awards, the exercise price of outstanding options, and the amount over which appreciation of an outstanding stock appreciation right is measured.

If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, each outstanding award will be assumed by the surviving or successor entity, except that the compensation committee may elect to terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the compensation committee determines that doing so is in our best interests. If so, the compensation committee will give each participant holding an option and stock appreciation right not less than seven days’ notice before the termination to exercise any such option or stock appreciation right that is to be so terminated, to the extent it is then exercisable, before the termination. Further, in the event of a corporate transaction, the compensation committee in its discretion, may:

•	accelerate the date on which options, stock appreciation rights and restricted stock units vest; and/or

•	remove restrictions from outstanding shares of restricted stock.

The compensation committee may also change the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations. Finally, the compensation committee or the board of directors may, in lieu of the actions described above, arrange to have the surviving or acquiring entity grant the participant a replacement award that, in the judgment of the compensation committee, is substantially equivalent to the replaced award.

The 2007 Incentive Stock Plan

On May 10, 2007, our board of directors approved the adoption of the 2007 Incentive Stock Plan under which we will have authority to issue up to an additional 2,500,000 shares of our common stock in the form of options or restricted stock. The 2007 Incentive Stock Plan was approved by our stockholders on May 17, 2007. The total number of shares of common stock that would be able to be delivered under both the 2007 Equity Compensation Plan and the 2007 Incentive Stock Plan combined would be 4,903,923 shares.

Purpose of the 2007 Incentive Stock Plan

The 2007 Incentive Stock Plan provides a means for us to offer incentives to retain our directors, officers, consultants, advisors and employees, to encourage their involvement in our development and financial success, as well as to attract new directors, officers, consultants, advisors and employees whose services are considered valuable.

Eligibility

Any director, officer, employee, consultant or advisor of our company or any of our subsidiaries may be eligible to receive options or restricted stock under the 2007 Incentive Stock Plan. However, only employees of our company or our subsidiaries can receive incentive stock options.

Awards to be Offered

The 2007 Incentive Stock Plan provides for the granting of:

•	incentive stock option and nonqualified stock options to purchase shares of our common stock; and

•	shares of our restricted common stock.

Shares Subject to the Plan

The total number of shares of our common stock that can de delivered under the 2007 Stock Incentive Plan is 2,500,000. The shares of common stock subject to the 2007 Incentive Stock Plan consist of unissued shares, treasury shares or previously issued shares held by any of our subsidiaries. If any option or restricted stock expires or is canceled prior to its exercise or vesting in full or if the number of shares of common stock to be delivered upon the exercise or vesting in full of an option or restricted stock is reduced for any reason, the shares of common stock subject to such option or restricted stock may be subject to future options or restricted stock, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

We may make grants under the 2007 Incentive Stock Plan four times a year according to a pre-determined schedule set by our board of directors, except for grants made to newly hired employees.

Administration, Amendment and Duration of the Plan

Our board of directors will appoint and maintain as administrator of the plan a committee consisting of ‘‘Independent Directors’’ (as such terms is defined by Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market), ‘‘Non-Employee Directors’’ (as such term is defined in Rule 16b-3 of the Exchange Act) and ‘‘Outside Directors’’ (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended), which shall serve at the pleasure of our board of directors. The committee, subject to certain restrictive provisions of the 2007 Incentive Stock Plan, has full power and authority to designate recipients of options and restricted stock agreements and to interpret provisions and supervise the administration of the plan. Until such time as we appoint a committee, our board of directors shall administer the plan.

Our board of directors is authorized to amend, suspend or terminate the 2007 Incentive Stock Plan, except that no amendment is effective, which, without the approval of our stockholders would: (a) increase the number of shares issuable under the plan; (b) materially increase the benefits accruing to option holders under the plan; (c) materially modify plan eligibility requirements; (d) decrease the exercise price of an option to less than 100% of the underlying stock’s fair market value or (e) extend the term of any option granted under the plan beyond ten years from its date of issuance.

The 2007 Incentive Stock Plan expires ten years from the date of approval of the plan by our stockholders.

Stock Options

The committee may grant incentive stock options and nonqualified stock options under the 2007 Incentive Stock Plan. The purchase price of each share of our common stock purchasable under an incentive option or a nonqualified option is determined by the committee at the time that the option is granted. However, the exercise price of an option may not be less than 100% of the fair market value (as defined in the plan) of the underlying common stock or 110% in the case of an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of our company or of any of our subsidiaries.

The committee determines the term of each option, but no term may exceed 10 years after the date such option is granted, or 5 years in the case of an employee, who at the time of the grant owns more than 10% of the total combined voting power of all classes of the common stock of our company or of any of our subsidiaries.

Options may be exercisable at such time or times and subject to such terms and conditions as determined by the committee at the time of grant. If the committee does not designate any option vesting periods, options vest and become exercisable as to one-third of the total amount of shares subject to the option on each of the first, second and third anniversaries of the date of grant. In addition, no options can be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act and related rules, is satisfied if such limitation is required for continued validity of the exemption provided under Rule 16b-3(d)(3).

If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the committee may accelerate the vesting and exercisability of outstanding options. The committee may also determine to terminate each outstanding option, if any of these corporate transactions occurs, within a specified number of days after notice to the participant, and the participant is to receive, with respect to each share of common stock subject to such option, an amount equal to the excess of the fair market value of such shares payable in cash or other property.

Options are not transferable and may be exercised solely by the participant during her or his lifetime or after her or his death by the person or persons entitled to such option under her or his will or laws of descent and distribution.

Registration of Stock

Notwithstanding any other provision in the plan, the options may not be exercised unless and until the shares of common stock to be issued upon exercise of the option have been registered under the Securities Act, and applicable state securities laws, or are, in the opinion of our counsel exempt from such registration. We are under no obligation to register under federal or state securities laws any shares of common stock to be issued upon the exercise of options in order to permit the exercise of an option, although we may register such shares of common stock at such time as we may determine.

Restricted Stock

Restricted stock may be granted under the 2007 Incentive Stock Plan aside from, or in association with, any other award subject to any restrictions the committee established.

We will issue in the participant’s name a certificate for the shares of common stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the committee may accelerate the vesting of outstanding restricted stock, in its sole discretion.

Option and Restricted Stock Grants

Options to purchase shares of our common stock or restricted stock have not yet been granted pursuant to the plan, although it is anticipated that options will be granted in the near future.

Director Compensation

The following table summarizes the compensation awarded to our directors in 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Philip Urso	24,000	—	24,000
Howard L. Haronian	—	25,299	25,299
Paul Koehler	—	—	—
William Bush	—	—	—

(1)	Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see ‘‘Critical Accounting Policies — Stock-Based Expense.’’

Pursuant to the 2007 Equity Compensation Plan, each non-employee director is entitled to receive ten-year options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant upon such non-employee director’s initial election or appointment to the board of directors and annually thereafter, plus 2,500 addition shares of common stock for committee or board chairpersons, $25,000 per annum in cash, plus $1,000 per meeting attended in person or by telephone, and $500 per committee meeting.

On October 24, 2006, Howard L. Haronian received a one time grant of an option to purchase 35,039 shares of our common stock at an exercise price of $1.43 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 2, 2002, we borrowed $250,000 from Natale and Elizabeth Urso, Philip Urso’s parents, and issued a promissory note in the original principal amount of $250,000. This note provided for interest at the rate of 10% per annum and was due and payable within 60 days of demand.

On April 1, 2003, we borrowed $253,000 from Philip Urso and issued Mr. Urso a promissory note, dated April 1, 2003, in the original principal amount of $253,000. On November 30, 2004, we borrowed an additional $100,000 from Mr. Urso and issued Mr. Urso a promissory note, dated November 30, 2004, in the original principal amount of $100,000. On August 1, 2005, we consolidated all of our outstanding obligations to Mr. Urso under one instrument, by cancelling each of the foregoing promissory notes and issuing Mr. Urso a single consolidated note for the principal sum of $360,564.04 to account for the $65,251.34 outstanding under the April 1, 2003 note, the $106,694.31 outstanding under the November 30, 2004 note, $111,959.24 of deferred compensation in 2004 and $76,659.15 of deferred compensation in 2005. This consolidated note provided for interest at the rate of 5% per annum and was due and payable on August 1, 2008. Mr. Urso, however, had the right to convert up to 50% of the note’s unpaid balance into shares of common stock at a conversion price of $1.00 per share.

On December 7, 2005, we borrowed $250,000 from Mr. Urso and issued Mr. Urso a promissory note, dated December 7, 2005, in the original principal amount of $250,000. This note provided for interest at the rate of 10% per annum and was due and payable on December 7, 2006. Mr. Urso, however, had the right to convert all of the note’s unpaid balance into shares of common stock at a conversion price of $1.00 per share.

On January 13, 2006, we borrowed $250,000 from Mr. Urso and issued Mr. Urso a promissory note, dated January 13, 2006, in the original principal amount of $250,000. This note provided for interest at the rate of 10% per annum and was due and payable within 60 days of demand.

On July 12, 2006, we borrowed $50,000 from Mr. Urso and issued Mr. Urso a promissory note, dated July 12, 2006, in the original principal amount of $50,000. This note provided for interest at the rate of 10% per annum and was due and payable within 60 days of demand.

On October 1, 2006, we borrowed $125,000 from Mr. Urso and issued Mr. Urso a promissory note, dated October 1, 2006, in the original principal amount of $125,000. This note provided for interest at the rate of 10% per annum and was due and payable within 60 days of demand.

On September 7, 2004, we borrowed $150,000 from George E. Kilguss, III and issued Mr. Kilguss a promissory note, dated September 7, 2004, in the original principal amount of $150,000. This note provided for interest at the rate of 10% per annum and was due and payable on September 7, 2007. Mr. Kilguss, however, had the right to convert all of the note’s unpaid balance into shares of common stock at a purchase price of $0.80 per share.

On January 1, 2005, Mr. Kilguss agreed to defer $125,000 of his 2005 compensation. The deferred compensation accrued interest at a rate of 10% per annum. The deferred compensation and accrued interest was due on December 31, 2006. Mr. Kilguss, however, had the right to convert any amount of the balance not paid into shares of common stock at a conversion price of $1.00 per share.

On January 1, 2006, Mr. Kilguss agreed to defer an additional $45,000 of his 2006 compensation. The deferred compensation accrued interest at a rate of 10% per annum. The deferred compensation and accrued interest was due on December 31, 2006. Mr. Kilguss, however, had the right to convert any amount of the balance not paid into shares of common stock at a conversion price of $1.00 per share.

On October 1, 2006, we borrowed $150,000 from Howard L. Haronian and issued Dr. Haronian a promissory note, dated October 1, 2006, in the original principal amount of $150,000. This note provided for interest at the rate of 10% per annum and was due and payable within 60 days of demand.

On January 4, 2007, the aggregate outstanding principal and interest on the above promissory notes was $1,691,636. On such date, each of the noteholders sold their notes to a group of unaffiliated third parties pursuant to our issuing each of the note purchasers new notes that:

•	were due and payable on January 4, 2008;

•	accrued interest at the rate of 10% per annum; and

•	became automatically convertible into shares of common stock at a conversion price of $1.50 per share upon our merger with and into a publicly traded company.

When Towerstream Corporation merged with and into University Girls Calendar, Ltd. on January 12, 2007, these new January 4, 2007 notes converted into 1,127,757 shares of common stock.

On November 10, 2005, we borrowed $250,000 from Howard L. Haronian and issued Dr. Haronian a promissory note, dated November 10, 2005, in the original principal amount of $250,000. The note provided for interest at the rate of 10% per annum and was due and payable on November 10, 2006. Dr. Haronian, however, had the right to convert all of the note’s unpaid balance into shares of common stock at a conversion price of $1.00 per share. On January 12, 2007, immediately following our merger with and into University Girls Calendar, Ltd., Dr. Haronian converted this note into 174,825 shares of our common stock at an adjusted conversion price of $1.43 per share.

Director Independence

Each of Howard L. Haronian, Paul Koehler and William Bush are independent directors, as provided in Nasdaq Marketplace Rule 4200(a)(15).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 18, 2007 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island 02842, unless otherwise indicated. As of May 18, 2007, we had 23,724,950 shares outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
Jeffrey M. Thompson	2,528,350	(2)	10.38%
Philip Urso	4,162,728	(3)	17.29%
George E. Kilguss, III	1,107,219	(4)	4.76%
Arthur G. Giftakis	71,246	(5)	*
Howard L. Haronian	1,898,161	(6)	8.00%
Paul Koehler	—		—
William Bush	—		—
All directors and executive officers as a group (7 persons)	9,767,704		39.15%

* Less than 1%.
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 18, 2007. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Includes 175,193 shares of common stock issuable upon the exercise of warrants and 455,502 shares of common stock issuable upon the exercise of options.
(3)	Includes 350,386 shares of common stock held by Mr. Urso’s minor children, 175,193 shares of common stock issuable upon the exercise of warrants and 175,193 shares of common stock issuable upon the exercise of options.
(4)	Includes 175,193 shares of common stock issuable upon the exercise of options.
(5)	Includes 71,246 shares of common stock issuable upon the exercise of options.
(6)	Includes 1,723,336 shares of common stock held as joint tenants with Dr. Horonian’s spouse.

SELLING STOCKHOLDERS

Up to 11,699,101 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	5,110,056 shares of common stock that were issued to accredited investors in connection with private placements in January 2007;

•	2,555,030 shares of common stock underlying warrants exercisable at $4.50 per share that were issued to accredited investors in connection with private placements in January 2007;

•	1,272,728 shares of common stock underlying $3,500,000 of debentures that are convertible at $2.75 per share that were issued to accredited investors in connection with a private placement on January 18, 2007;

•	636,364 shares of common stock underlying warrants exercisable at $4.00 per share that were issued to accredited investors in connection with a private placement on January 18, 2007;

•	636,364 shares of common stock underlying warrants exercisable at $6.00 per share that were issued to accredited investors in connection with a private placement on January 18, 2007;

•	204,552 shares of common stock underlying warrants exercisable at $4.50 per share that were issued to placement agents in connection with private placements on January 12, 2007 and January 18, 2007; and

•	1,284,007 shares of common stock that were issued upon the conversion of $1,941,636 in indebtedness on January 12, 2007.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of our convertible debentures or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of April 30, 2007, are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 23,724,950 shares of common stock outstanding as of April 30, 2007. With respect to the convertible debentures and warrants held by DKR SoundShore Oasis Holding Fund Ltd. and Harborview Master Fund L.P., there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a ‘‘group’’, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to this limitation.

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Colman Furlong Profit Sharing Plan & Trust(2)	150,000	(3)	150,000	(3)	—		—
Victor M. Dandridge, III	75,000	(4)	75,000	(4)	—		—
Robert S. Colman Trust UDT 3/13/1985(5)	541,667	(6)	541,667	(6)	—		—
Heller Capital Investments(7)	508,333	(8)	433,333	(9)	75,000	(10)	*
Sandor Capital Master Fund, L.P.(11)	540,000	(12)	540,000	(12)	—		—
Chocolate Chip Investments LP(13)	150,000	(3)	150,000	(3)	—		—
Harold E. Gelber Revocable Trust(14)	37,500	(15)	37,500	(15)	—		—
Elinor Ganz IRA Rollover(16)	67,500	(15)	37,500	(15)	30,000		*
Aharon Ungar and Jennifer B. Ungar	37,500	(15)	37,500	(15)	—		—
Laura Berlin	37,500	(15)	37,500	(15)	—		—
Alfred Gladstone	37,500	(15)	37,500	(15)	—		—
Jack W. Kuhn Jr. Revocable Trust UAD 12/11/2000(17)	37,500	(15)	37,500	(15)	—		—
New Britain Radiological Associates 401(k) Plan FBO Alfred Gladstone(18)	37,500	(15)	37,500	(15)	—		—
New Britain Radiological Associates 401(k) Plan FBO Sydney Ulreich(19)	75,000	(4)	75,000	(4)	—		—
George Wild Markham	525,000	(20)	525,000	(20)	—		—
Tamsey Smith Markham	225,000	(21)	225,000	(21)	—		—
Robert E. Cottrell	26,667	(22)	26,667	(22)	—		—
John R. Dufresne	53,334	(23)	53,334	(23)	—		—
Ferris Baker Watts, Inc. Custodian FBO Mark Nicosia IRA(24)	150,000	(3)	150,000	(3)	—		—
Ken Root	18,000	(25)	18,000	(25)	—		—
Ariel Funding LLC(26)	75,000	(4)	75,000	(4)	—		—
Susan E. Saxton	18,750	(27)	18,750	(27)	—		—
Gary Gratny	75,000	(4)	75,000	(4)	—		—
Alon D. Kutai	16,667	(28)	16,667	(28)	—		—
Bedrock Capital LP(29)	166,667	(30)	166,667	(30)	—		—

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Brian Barton	75,000	(4)	75,000	(4)	—		—
T2, Ltd.(31)	166,667	(30)	166,667	(30)	—		—
Precept Capital Master Fund, G.P.(32)	150,000	(3)	150,000	(3)	—		—
James C. Barragan	50,000	(33)	50,000	(33)	—		—
Peddle Partners LLP(34)	67,500	(15)	37,500	(15)	30,000		*
Forest Hill Select Offshore, Ltd.(35)	416,300	(36)	416,300	(36)	—		—
Forest Hill Select Fund, LP(37)	583,700	(38)	583,700	(38)	—		—
Lacuna Hedge Fund LLLP(39)	1,000,000	(40)	1,000,000	(40)	—		—
Frank Trimboli	75,000	(4)	75,000	(4)	—		—
London Family Trust(41)	333,333	(42)	333,333	(42)	—		—
Chase Mortgage, Inc.(43)	350,000	(3)	350,000	(3)	—		—
Clarion Capital Corporation(44)	187,500	(45)	187,500	(45)	—		—
Phyllis Ulreich	83,334	(46)	83,334	(46)	—		—
Scott Christie ‘‘Keogh’’(47)	75,000	(4)	75,000	(4)	—		—
Marvin Mermelstein	75,000	(4)	75,000	(4)	—		—
Sugarman Investment LC(48)	37,500	(15)	37,500	(15)	—		—
Robert A. Inman, Jr.	75,000	(4)	75,000	(4)	—		—
Sunrise Equity Partners LP(49)	166,667	(30)	166,667	(30)	—		—
Lagunitas Partners LP(50)	400,000	(51)	400,000	(51)	—		—
Gruber & McBaine International(52)	125,000	(53)	125,000	(53)	—		—
Jon D. and Linda W. Gruber Trust(54)	131,250	(53)	131,250	(53)	—		—
Agile Partners, LP(55)	150,000	(3)	150,000	(3)	—		—
Barry Honig	1,075,505	(56)	54,424		696,081	(56)	4.2%
Chad Brownstein	30,000		30,000		—		—
Jonah Schnel	10,000		10,000		—		—
John S. Lemak IRA Rollover(57)	100,000		100,000		—		—
DKR SoundShore Oasis Holding Fund Ltd.(58)	2,397,223	(59)	2,333,333	(59)	63,890		*
Harborview Master Fund, L.P.(60)	645,456	(61)	645,456	(61)	—		—
Nexcore Capital, Inc.(62)	7,194	(63)	7,194	(63)	—		—
Ardent Advisors LLC(64)	28,778	(65)	28,778	(65)	—		—
John Lemak(66)	102,444	(67)	102,444	(67)	—		—
Palladium Capital Advisors, LLC(68)	66,136	(69)	66,136	(69)	—		—

* Less than 1%.
(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933 or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.
(2)	Robert S. Colman is the trustee of the Colman Furlong Profit Sharing Plan & Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(3)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 25,000 shares of common stock issuable upon the exercise of warrants.
(5)	Robert S. Colman is the trustee of the Robert S. Colman Trust UDT 3/13/1985 and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(6)	Includes 125,000 shares of common stock issuable upon the exercise of warrants.
(7)	Ronald Heller is the managing director of Heller Capital Investments and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(8)	Includes 175,000 shares of common stock issuable upon the exercise of warrants.
(9)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.
(10)	Includes 75,000 shares of common stock issuable upon the exercise of warrants.
(11)	John S. Lemak is the general partner of Sandor Capital Master Fund, L.P. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Sandor Capital Mater Fund, L.P. is an affiliate of WFG Investments, Inc., a registered broker-dealer. Sandor Capital Master Fund, L.P. bought the shares of common stock in the ordinary course of business, and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.
(12)	Includes 180,000 shares of common stock issuable upon the exercise of warrants.
(13)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Chocolate Chip Investments LP. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(14)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the Harold E. Gelber Revocable Trust. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(15)	Includes 12,500 shares of common stock issuable upon the exercise of warrants.
(16)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the Elinor Ganz IRA Rollover. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(17)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the Jack W. Kuhn Jr. Revocable Trust UAD 12/11/2000. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(18)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the New Britain Radiological Associates 401(k) Plan FBO Alfred Gladstone. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(19)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the New Britain Radiological Associates 401(k) Plan FBO Sydney Ulreich. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(20)	Includes 175,000 shares of common stock issuable upon the exercise of warrants.
(21)	Includes 75,000 shares of common stock issuable upon the exercise of warrants.
(22)	Includes 8,889 shares of common stock issuable upon the exercise of warrants.
(23)	Includes 17,778 shares of common stock issuable upon the exercise of warrants.
(24)	Mark Nicosia is the administrator of the Ferris Baker Watts, Inc. Custodian FBO Mark Nicosia IRA and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(25)	Includes 6,000 shares of common stock issuable upon the exercise of warrants.
(26)	Robert Daniel is the president of Ariel Funding LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(27)	Includes 6,250 shares of common stock issuable upon the exercise of warrants.
(28)	Includes 5,556 shares of common stock issuable upon the exercise of warrants.
(29)	Jim Smith is the manager of Bedrock Capital LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(30)	Includes 55,556 shares of common stock issuable upon the exercise of warrants.
(31)	Jim Smith is the manager of T2, Ltd. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(32)	D. Blair Baker is the general partner of Precept Capital Master Fund, G.P. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(33)	Includes 16,667 shares of common stock issuable upon the exercise of warrants.
(34)	Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Peddle Partners LLP. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(35)	Mark Lee is the manager of Forest Hill Select Offshore, Ltd. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(36)	Includes 138,767 shares of common stock issuable upon the exercise of warrants.
(37)	Mark Lee is the manager of Forest Hill Select Fund, LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(38)	Includes 194,567 shares of common stock issuable upon the exercise of warrants.
(39)	Rawleigh Ralls is the managing partner of Lacuna Hedge Fund LLLP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(40)	Includes 333,333 shares of common stock issuable upon the exercise of warrants.
(41)	Robert S. London is the trustee of London Family Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(42)	Includes 111,111 shares of common stock issuable upon the exercise of warrants.
(43)	Mark Herskovitz is Vice President and a control person of Chase Mortgage, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(44)	Morton A. Cohen is the chairman of Clarion Capital Corporation, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(45)	Includes 62,500 shares of common stock issuable upon the exercise of warrants.
(46)	Includes 27,778 shares of common stock issuable upon the exercise of warrants.
(47)	Scott Christie is the administrator of the Scott Christie ‘‘Keogh’’, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(48)	Howard P. Sugarman is a member of Sugarman Investment LC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(49)	Marilyn S. Adler is the general partner of Sunrise Equity Partners LP, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(50)	Jon D. Gruber is the general partner of Gruber & McBaine Capital Management, the general partner of Lagunitas Partners LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(51)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.
(52)	Jon D. Gruber is the general partner of Gruber & McBaine Capital Management, the general partner of Gruber & McBaine International and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(53)	Includes 33,333 shares of common stock issuable upon the exercise of warrants.
(54)	Jon D. Gruber is the trustee of the Jon D. and Linda W. Gruber Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(55)	Scott H. Cummings is the general partner of Agile Partners, LP, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.
(56)	Includes 325,000 shares of common stock issuable upon the exercise of warrants.
(57)	John S. Lemak is the administrator of the John S. Lemak IRA Rollover, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Lemak is an affiliate of WFG Investments, Inc., a registered broker-dealer. Mr. Lemak bought the shares of common stock in the ordinary course of business and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.
(58)	The investment manager of DKR SoundShore Oasis Holding Fund Ltd. is DKR Oasis Management Company LP. DKR Oasis Management Company LP has the authority to do any and all acts on behalf of DKR SoundShore Oasis Holding Fund Ltd., including voting any shares held by DKR SoundShore Oasis Holding Fund Ltd. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of DKR Oasis

Management Company LP. Mr. Fischer has ultimate responsibility for investments with respect to DKR SoundShore Oasis Holding Fund Ltd.. Mr. Fischer disclaims beneficial ownership of the shares.
(59)	Includes 1,000,000 shares of common stock issuable upon the exercise of warrants and 1,000,000 shares of common stock issuable upon the conversion of convertible debentures.
(60)	Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.
(61)	Includes 272,728 shares of common stock issuable upon the exercise of warrants and 272,728 shares of common stock issuable upon the conversion of convertible debentures.
(62)	Brian Corbman is the principal of Nexcore Capital, Inc. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Nexcore Capital, Inc. is an affiliate of Ardent Advisors, LLC, an Office of Supervisory Jurisdiction of a registered broker-dealer. Ardent Advisors, LLC served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007.
(63)	Includes 7,194 shares of common stock issuable upon the exercise of warrants.
(64)	Brian Corbman is the principal of Ardent Advisors, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Ardent Advisors, LLC is an affiliate an Office of Supervisory Jurisdiction of Nexcore Capital, Inc., a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007.
(65)	Includes 28,778 shares of common stock issuable upon the exercise of warrants.
(66)	John Lemak is an affiliate of WFG Investments, Inc., a registered broker-dealer. WFG Investments, Inc. served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on January 12, 2007 and January 18, 2007.
(67)	Includes 102,444 shares of common stock issuable upon the exercise of warrants.
(68)	Joel Padowitz is the chief executive officer of Palladium Capital Advisors, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Palladium Capital Advisors, LLC is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants and debentures and warrants that occurred on January 12, 2007 and January 18, 2007.
(69)	Includes 66,136 shares of common stock issuable upon the exercise of warrants.

Possible Discounted Issuances

A number of the selling stockholders listed above received shares of common stock upon the conversion of certain convertible promissory notes having a conversion price of between $1.50 per share and $1.60 per share. The conversion price of these notes was less than the $2.25 per share price we sold our shares of our common stock to investors in connection with our January 12, 2007 and January 18, 2007 private placements. An analysis of the profit that these selling stockholders could realize from the sale of the shares of common stock issued upon the conversion of these notes, assuming a market price of $2.25 per share, is provided below:

Selling Stockholder	Market Price Per Share of Common Stock Underlying Convertible Notes(1)	Conversion Price of Convertible Notes	Total Shares Issued upon Conversion of Convertible Notes	Combined Market Price of Common Stock Underlying Convertible Notes	Combined Conversion Price of Convertible Notes	Total Possible Discount to the Market Price From Combined Market Price
Robert S. Colman Trust UDT 3/31/1985	$2.25	$1.50	166,667	$375,000.75	$250,000.00	$125,000.75
Heller Capital Investments	$2.25	$1.50	133,333	$299,999.25	$200,000.00	$99,999.25
Chase Mortgage, Inc.	$2.25	$1.50	200,000	$450,000.00	$300,000.00	$150,000.00
Lagunitas Partners LP	$2.25	$1.60	100,000	$225,000.00	$160,000.00	$65,000.00
Gruber & McBaine International	$2.25	$1.60	25,000	$56,250.00	$40,000.00	$16,250.00
Jon D. and Linda W. Gruber Trust	$2.25	$1.60	31,250	$70,312.50	$50,000.00	$20,312.50
Barry Honig	$2.25	$1.50	54,424	$122,454.00	$81,636.00	$40,818.00
DKR SoundShore Oasis Holding Fund Ltd.	$2.25	$1.50	333,333	$749,999.25	$500,000.00	$249,999.25
Harborview Master Fund, L.P.	$2.25	$1.50	100,000	$225,000.00	$150,000.00	$75,000.00
John S. Lemak IRA Rollover	$2.25	$1.50	100,000	$225,000.00	$150,000.00	$75,000.00
		TOTAL	1,244,007	$2,799,015.75	$1,881,636.00	$917,379.75

(1)	For purposes of this table, we have set the market price at $2.25 per share, which was the price shares of our common stock were sold to investors in connection with our January 12, 2007 and January 18, 2007 private placements.

Shares Held By Non-Affiliates Following Reverse Merger

Following our reverse merger on January 12, 2007, 10,588,363 shares of our common stock were held by non-affiliates, other than selling stockholders.

DESCRIPTION OF SECURITIES

We are authorized to issue 70,000,000 shares of common stock and 5,000,000 shares of preferred stock. On May 18, 2007, there were 23,724,950 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Upon listing on The NASDAQ Capital Market, we will be required by Rule 4350(i) of The NASDAQ Stock Market to obtain stockholder approval prior to the sale or issuance of shares of our common stock equal to or in excess of 20% of our outstanding shares in connection with acquisitions or private offerings of our common stock at a price per share less than the greater of the book or market value of our common stock. In order to comply with the possible application of the rules of The NASDAQ Capital Market, on May 17, 2007, a majority of our stockholders approved resolutions authorizing us to issue up to $50,000,000 of our common stock at a price per share below the greater of the book or market value of our common stock in a potential acquisition, corporate transaction, other business combination, private placement or other capital raising activity during the period commencing on the date of our initial listing on The NASDAQ Capital Market until the one-year anniversary thereof.

We have no immediate plans to consummate an acquisition or an additional financing, however, we believe that the flexibility to respond to opportunities as they are presented will benefit our company and our stockholders. In addition, pursuant the terms of the placement agent agreement with Lazard Capital Markets LLC, Canaccord Adams Inc. and Morgan Joseph & Co. for a primary registered offering of our common stock, we cannot issue additional shares of our common stock, except for certain exempt issuances, without the prior written consent of Lazard Capital Markets LLC for a period of 180 days from date of the final prospectus relating to such offering.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Convertible Debentures

On January 18, 2007, we issued $3,500,000 of 8% senior convertible debentures. These debentures are due December 31, 2009 and convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $2.75 per share. Should we, at any time while the debentures are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock entitling any party to acquire shares of our common stock at a per share less than $2.75, the conversion price of the debentures shall be reduced to equal that lower price.

The debentures provide for us to pay interest on the aggregate unconverted and then outstanding principal amount of the debentures at the rate of 8% per annum, payable quarterly in arrears on

January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2008. So long as a resale registration statement is in effect with respect to the shares of common stock underlying the debentures and the debenture holders are not subject to any market standoff provisions, as described below, interest is payable in either cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at 90% of the 10 day volume weighted average price of our common stock prior to the interest payment date. In the event that there is an effective registration statement on file with the Securities and Exchange Commission with respect to the common stock underlying the debentures and the closing bid price for the 10 trading days prior to an interest payment date is $3.44 or greater, the interest payment for that period will be waived. Moreover, if there is an effective registration statement on file with the Securities and Exchange Commission with respect to the common stock underlying the debentures, the debenture holders are not subject to any market standoff provision and the 10 day volume weighted average price of our common stock exceeds $5.50 for 10 consecutive trading days, then we have the right to force the debenture holders to convert their debentures into common stock upon 10 days prior written notice.

The debentures are our senior indebtedness and we, generally, may not pledge or grant a lien on any of our assets without the debenture holders’ consent. In addition, for one year following issuance of the debentures, the holders of the debentures hold a right of first refusal to participate in any future equity or equity-linked financing conducted by us other than a traditional bank financing. The amount of this right is pro rata, with the each debenture holder’s portion equal to a fraction, the numerator of which is the amount of the debenture purchased by such holder and the denominator of which is the sum of the amount of the debenture purchased by such holders and $11,497,625, the aggregate purchase price for the units of common stock and warrants issued pursuant to the private placements that closed on January 12, 2007 and January 18, 2007.

Warrants

Debenture Warrants

In connection with the issuance of our debentures, we issued the debenture holders five-year warrants to purchase up to an aggregate of 1,272,728 shares of common stock, with 50% of such warrants having an initial exercise price of $4.00 per share and 50% having an initial exercise price of $6.00 per share. This exercise price must be tendered in cash unless an effective registration statement registering the resale of the shares of common stock underlying the warrants is not available at any time after January 12, 2008, in which case the warrants may also be exercised by means of a ‘‘cashless exercise.’’

These warrants provide the holders with weighted average anti-dilution protection. Moreover, in the event that any adjustment is made in the conversion price of the debentures, the exercise price of these warrants shall be adjusted to a price that is equal to 145% of the adjusted conversion price for the $4.00 warrants, and 218% of the adjusted conversion price for the $6.00 warrants.

Investor Warrants

In connection with our unit offerings completed on January 12, 2007 and January 18, 2007, we issued investors five-year warrants to purchase up to an aggregate of 2,555,030 shares of common stock at an initial exercise price of $4.50 per share. This exercise price must be tendered in cash unless an effective registration statement registering the resale of the shares of common stock underlying the warrants is not available at any time after January 12, 2008, in which case the warrants may also be exercised by means of a ‘‘cashless exercise.’’

These warrants provide the holders with weighted average anti-dilution protection. Moreover, should we issue or sell any shares of common stock or securities convertible into common stock for a consideration per share of common stock less than $2.25 anytime on or before January 18, 2008, the warrant exercise price shall be reduced to an amount equal to 200% of the new issuance price. Upon each such adjustment of the exercise price, the number of shares issuable under each warrant shall be increased to equal the product of the former exercise price and the former number of shares of common stock issuable under such warrant divided by the as adjusted exercise price. To the extent any warrant has been exercised in whole or in part prior to such a dilutive issuance, we shall promptly issue to each warrant holder that number of shares of common stock equal to the difference of the adjusted number of shares of common stock issuable upon exercise of the previously exercised warrant and the number of shares of common stock acquirable upon exercise of such warrant immediately prior to such adjustment.

The exercise price of these warrants may also be reduced, but not the number of shares of common stock into which the warrants are then exercisable, in the discretion of our board of directors. Such an adjustment may arise, for example, in the event that we are required to extend price protection or similar rights to the holders of these warrants.

Placement Agent Warrants

In connection with the issuance of the debentures and the units on January 12, 2007 and January 18, 2007, we issued three placement agents warrants to purchase up to an aggregate of 204,552 shares of common stock at an exercise price of $4.50 per share. These warrants provide the placement agents with weighted average anti-dilution protection.

Existing Warrants

In addition to the foregoing, there are presently warrants outstanding to purchase up to an aggregate of 740,015 shares of common stock at exercise prices ranging from $0.71 to $1.43 per share, with a weighted average exercise price of $0.79 per share. These warrants provide the placement agents with weighted average anti-dilution protection.

Registration Rights

Shares Underlying the Debentures and Debenture Warrants

On January 16, 2007, in connection with our sale of the debentures, we entered into a registration rights agreement with the holders of the debentures, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the debentures and the debenture warrants. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the debentures and debenture warrants on or before March 29, 2007 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before May 28, 2007. If the registration statement is either not filed with the Securities and Exchange Commission by March 29, 2007 or not declared effective by the Securities and Exchange Commission by May 28, 2007, we must pay liquidated damages to the holders of the debentures equal to 1% of the debenture purchase price per month of delinquency with a maximum amount of damages of 6% of the debenture purchase price.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the earlier of 18 months after the effectiveness date or the date on which all securities registered under the registration statement have been sold, subject to our right to suspend or defer the use of the registration statement in certain events.

Shares Underlying the Units and Investor Warrants

On January 18, 2007, in connection with our sale of units of common stock and warrants, we entered into a registration rights agreement with the unit purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issued and the common stock issuable upon exercise of the investor warrants. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issued and underlying the warrants on or before March 19, 2007 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before May 28, 2007. If the registration statement is either not filed with the Securities and Exchange Commission by March 19, 2007 or not declared effective by the Securities and Exchange Commission by May 28, 2007, we must pay liquidated damage to the unit investors equal to 1% of the unit purchase price per month of delinquency with a maximum amount of damages of 6% of the unit purchase price.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement until the earlier of 18 months after the effectiveness date or the date on which all securities registered under the registration statement have been sold, subject to our right to suspend or defer the use of the registration statement in certain events.

Market Standoff

The registration rights agreements contain a ‘‘market standoff’’ provision pursuant to which each debenture holder and each unit investor in the January 2007 private placement agreed that if we undertake a public offering in an amount of at least $20,000,000 during the period in which we must keep such registration statement effective, such investors shall not offer, sell, pledge or otherwise transfer or dispose of our securities for a period not to exceed the earlier of 180 days following the date of a final prospectus relating to such public offering or January 18, 2008, subject to certain exceptions. The registration rights agreements were subsequently amended by agreement with each of the debenture holders and a majority in amount of the purchasers of our common stock in the January 2007 private placement.

On April 12, 2007, we received consent to an amendment of the registration rights agreements, which provides that, in the case of the unit purchasers, should we undertake a ‘‘firm commitment’’ or ‘‘best efforts’’ registered public offering for at least $20,000,000 of securities at anytime when we are obligated to cause a registration statement registering the common stock underlying the units to be effective, the unit purchasers may not offer, sell, pledge or otherwise transfer or dispose of any of our securities, commencing on the date of effectiveness of a registration statement relating to a ‘‘firm commitment’’ or ‘‘best efforts’’ registered public offering, for up to 180 days following the date of the final prospectus for such offering. With respect to the debenture holders, the amendment provides that should we undertake a ‘‘firm commitment’’ or ‘‘best efforts’’ registered public offering for at least $20,000,000 of securities at anytime when we are obligated to cause a registration statement registering the common stock underlying the debentures and the warrants issued at the same time to be effective, the debenture holders may not offer, sell, pledge or otherwise transfer or dispose of any shares of common stock underlying the debentures or warrants commencing on the date of effectiveness of a registration statement relating to a ‘‘firm commitment’’ or ‘‘best efforts’’ registered public offering, for up to 180 days following the date of the final prospectus for such offering. Notwithstanding the foregoing, if we are unable to cause a registration statement for a ‘‘firm commitment’’ or ‘‘best efforts’’ registered public offering to be declared effective by the Securities and Exchange Commission on or before July 2, 2007, the debenture holders shall not be subject to any of the above described restrictions. Moreover, in the event that such a registration statement is declared effective by the Securities and Exchange Commission on or before July 2, 2007, but we fail to close on the sale of at least $20,000,000 of securities within 45 days, the debenture holders shall not be subject to any of the above described restrictions.

Shares Underlying the Placement Agent Warrants

Each of the placement agent warrants state that should we file a registration statement with the Securities and Exchange Commission covering the sale of our common stock, other than a registration statement on Form S-4, S-8 or similar form, then the placement agents shall have the right to require us to register the resale of the shares of common stock underlying the placement agent warrants on such registration statement.

Lock-up Agreements

Unit Lock-Up Agreement

On January 12, 2007, in connection with our sale of units of common stock and warrants, each of our executive officers, directors and the beneficial holders of more than 10% of our common stock entered into a lock-up agreement pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until January 12, 2008, with the exception of bona fide gifts, transfers to a family trust, contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or transfers by operation of law, in each case, provided the transferees agree, in writing, to be bound by the terms of the lock-up agreement for the balance of the lock-up period.

Debenture Lock-Up Agreement

On January 16, 2007, in connection with our sale of debentures, each of our executive officers, directors and the beneficial holders of more than 10% of our common stock entered into a lock-up agreement pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until 30 trading days following the date the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission.

Anti-Takeover Effect of Delaware Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

•	they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

•	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under the Securities Act of 1933, as amended;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers who may, in turn, engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each selling stockholder that is a broker-dealer purchased its shares of our common stock being offered pursuant to this prospectus in the ordinary course of business, and at the time of its purchase of our common stock, had no agreements or understandings, directly or indirectly, with any person to distribute those shares of common stock.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders; however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, as amended, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus. A partner with Haynes and Boone, LLP holds shares of our common stock and an option to purchase common stock.

EXPERTS

The financial statements as of December 31, 2006, and for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.towerstream.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 55 Hammarlund Way, Middletown, Rhode Island 02842, Attention: George E. Kilguss, III, Chief Financial Officer.

TOWERSTREAM CORPORATION

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Towerstream Corporation for the years ended December 31, 2006 and December 31, 2005.

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2006	F-3
Statements of Operations for the Years Ended December 31, 2006 and 2005	F-4
Statements of Stockholders’ Equity for the Years Ended December 31, 2006 and 2005	F-5
Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	F-6
Notes to Financial Statements	F-7
Introduction to Pro Forma Condensed Combined Financial Statements	F-21
Pro Forma Unaudited Condensed Combined Balance Sheet as of December 31, 2006	F-23
Notes to Pro Forma Unaudited Condensed Combined Financial Statements	F-24

Condensed Consolidated Financial Statements of Towerstream Corporation for the three months ended March 31, 2007 (unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Towerstream Corporation
Middletown, Rhode Island

We have audited the accompanying balance sheet of Towerstream Corporation (the ‘‘Company’’) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Towerstream Corporation as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
February 10, 2007, except for Notes 15 (l) and (m), as to which the date is March 12, 2007

TOWERSTREAM CORPORATION
BALANCE SHEET
December 31, 2006

Assets
Current Assets
Cash	$160,363
Accounts receivable, net of allowance for doubtful accounts of $107,245	157,443
Prepaid expenses	25,202
Total Current Assets	343,008
Property and equipment, net	3,758,585
FCC License	350,000
Security deposits and other assets	61,685
Total assets	$4,513,278
Liabilities and Stockholders’ Equity
Current Liabilities
Short-term debt	$259,341
Current maturities of capital lease obligations	62,685
Current maturities of notes payable, stockholders	1,797,611
Accounts payable and accrued expenses	966,357
Deferred compensation	180,000
Deferred revenues	400,766
Total current liabilities	3,666,760
Other Liabilities
Notes payable, stockholder, net of current maturities	74,400
Capital lease obligations, net of current maturities	73,315
Total other liabilities	147,715
Total liabilities	3,814,475
Commitments
Stockholders’ Equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	—
Common stock, par value $0.001; 70,000,000 shares authorized; 15,000,000 shares issued and outstanding	15,000
Additional paid-in capital	8,896,803
Accumulated deficit	(8,213,000)
Total stockholders’ equity	698,803
Total liabilities and stockholders’ equity	$4,513,278

The accompanying notes are an integral part of these financial statements

TOWERSTREAM CORPORATION
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2006	2005
Revenues	$6,296,218	$5,397,510
Operating Expenses
Cost of revenues (exclusive of depreciation of $1,206,250 and $933,557, respectively, shown separately below)	1,636,820	1,509,505
Depreciation	1,206,250	933,557
Customer support services	507,276	419,356
Selling, general and administrative expenses (includes stock-based compensation expense of $100,625 in 2006)	3,636,376	3,265,352
Total operating expenses	6,986,722	6,127,770
Operating loss	(690,504)	(730,260)
Other Expense/(Income)
Interest expense, net	237,071	216,945
Gain on extinguishment of debt	(114,339)	—
Gain on sale of property and equipment	(1,705)	—
Total other expense	121,027	216,945
Net loss	$(811,531)	$(947,205)
Net loss per common share – basic and diluted	$(0.05)	$(0.07)
Weighted average common shares outstanding	14,910,457	14,559,843

The accompanying notes are an integral part of these financial statements

TOWERSTREAM CORPORATION
STATEMENTS OF STOCKHOLDERS’ EQUITY
Years Ended December 31, 2006 and 2005

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance as of January 1, 2005	14,011,716	$14,012	$7,479,207	($6,454,264)	$1,038,955
Sale of common stock	648,214	648	924,352		925,000
Issuance of common stock upon conversion of stockholder’s notes	83,120	83	59,223		59,306
Net loss				(947,205)	(947,205)
Balance as of January 1, 2006	14,743,050	14,743	8,462,782	(7,401,469)	1,076,056
Issuance of common stock upon conversion of stockholder’s notes payable and accrued interest	186,873	187	233,466		233,653
Issuance of common stock in connection with purchase of FCC license	70,077	70	99,930		100,000
Stock-based compensation			100,625		100,625
Net loss				(811,531)	(811,531)
Balance at December 31, 2006	15,000,000	$15,000	$8,896,803	($8,213,000)	$698,803

The accompanying notes are an integral part of these financial statements

TOWERSTREAM CORPORATION
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
Cash Flows from Operating Activities	2006	2005
Net loss	$(811,531)	$(947,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,206,250	933,557
Provision for doubtful accounts	62,245	114,293
Amortization of deferred debt discount	19,830	12,292
Gain on extinguishment of debt	(114,339)	—
Non-cash charge for interest	42,916	—
Gain on sale of property and equipment	(1,705)	—
Employee stock-based compensation	100,625	—
Changes in operating assets and liabilities:
Accounts receivable	(46,038)	(77,204)
Advances, net to officers	35,533	(5,775)
Prepaid expenses and other current assets	(16,381)	4,331
Accounts payable and accrued expenses	486,881	128,229
Deferred compensation	55,000	202,312
Deferred revenues	(51,556)	114,455
Total adjustments	1,779,261	1,426,490
Net cash provided by operating activities	967,730	479,285
Cash Flows from Investing Activities
Acquisition of property and equipment	(1,126,597)	(1,369,527)
Proceeds from sale of property and equipment	5,988	—
Purchase of FCC license	(50,000)	—
Change in security deposits	2,500	(8,500)
Net Cash used in investing activities	(1,168,109)	(1,378,027)
Cash Flows from Financing Activities
Bank overdraft	—	(29,407)
Repayment of revolving note, stockholder	(250,000)	—
Proceeds from notes payable, stockholders	575,000	500,000
Repayment of notes payable, stockholder	(116,643)	(106,237)
Proceeds from short-term debt borrowings	250,000	—
Repayment of capital lease obligations	(33,948)	(13,344)
Repayment of long-term debt	(266,717)	(174,220)
Proceeds from sales of common stock	—	925,000
Net cash provided by financing activities	157,692	1,101,792
Net (decrease) increase in cash	(42,687)	203,050
Cash-Beginning of year	203,050	—
Cash-End of year	$160,363	$203,050
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$218,037	$176,900
Non-cash investing and financing activities:
Conversion of deferred compensation into notes payable	$—	$195,312
Conversion of principal and interest on notes payable into shares of common stock	$233,653	$59,306
Acquisition of property and equipment in exchange for shares of common stock	$100,000	$—
Acquisition of FCC license in exchange for note payable	$200,000	$—
Acquisition of property and equipment under capital lease obligations	$122,008	$—

The accompanying notes are an integral part of these financial statements

TOWERSTREAM CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1.    Organization and Nature of Business

Towerstream Corporation (herein after referred to as ‘‘Towerstream’’ or the ‘‘Company’’) was formed on December 17, 1999 and was incorporated in Delaware. The Company operated as a Sub Chapter S corporation with its corporate headquarters located in Rhode Island.

The Company is a fixed wireless broadband provider. The Company serves several major U.S. markets including: Los Angeles, San Francisco, New York City, Chicago, Boston, Seattle, Providence and Newport, Rhode Island.

On January 12, 2007, Towerstream merged with a newly formed subsidiary of University Girls Calendar, Ltd. (‘‘UGC’’), a publicly traded shell company. The stockholders of the Company received .7007716 share of UGC common stock in exchange for each share of Towerstream common stock. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Accordingly, the merger of Towerstream and UGC (the ‘‘Merger’’) is deemed to be a reverse merger that has been accounted for as a recapitalization of Towerstream (see Note 15). All references to shares and per share amounts in the accompanying financial statements have been restated to reflect the aforementioned exchange.

Note 2.    Summary of Significant Accounting Policies

Accounts Receivable.    The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance. Periodically, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on the history of past write-offs, collections, and current credit conditions. The allowance for uncollectible accounts at December 31, 2006 was $107,245 and bad debt expense for 2006 and 2005 was approximately $62,000 and $114,000, respectively and are included as part of selling, general, and administrative expenses.

Property and Equipment.    Property and equipment are stated at cost. The costs associated with the construction of the network and subscriber installations are capitalized. Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Furniture, fixtures and equipment	5-7
Computer equipment	5
Systems software	3
Network and base station equipment	5-7
Customer premise equipment	5-7

Expenditures for maintenance and repairs, which do not generally extend the useful life of the assets, are charged to operations as incurred. Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of disposal.

FCC License.    Federal Communication Commission (‘‘FCC’’) license is initially recorded at cost and is not amortized. FCC license is considered to be an indefinite-lived intangible asset because the Company expects to continue to provide wireless service using the relevant license for the foreseeable future and the FCC license may be renewed for a nominal fee.

Deferred Revenues.    Deferred revenues consist of either prepayment of services for future periods or payments received for current month services which overlap monthly reporting periods.

Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs.    The Company charges advertising costs to expense as incurred. Advertising costs for the years ended December 31, 2006 and 2005 were approximately $44,000 and $240,000, respectively and are included as part of selling, general, and administrative expenses.

Income Tax Status.    The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and the state of Rhode Island income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no provision or liability for income taxes has been recognized in the accompanying financial statements.

Research and Development.    Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2006 and 2005 were approximately $59,000 and $130,000, respectively. These costs have been recorded in the statement of operations as part of selling, general and administrative expenses.

Long-Lived Assets.    Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 144, ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets’’. If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

Management has determined there was no impairment of its property and equipment during the years ended December 31, 2006 and 2005.

Revenue Recognition.    Revenues are recognized at the time access to the Company’s internet services is made available to its customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Company revenue arrangements with multiple deliverables under Emerging Issues Task Force Issue (‘‘EITF’’) No. 00-21 are deemed to be immaterial.

Fair Value of Financial Instruments.    SFAS No. 107, ‘‘Disclosures about Fair Value of Financial Instruments’’ requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are reasonable estimates of fair value. The fair value of long-term debt is estimated to approximate fair market value based on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the Company’s notes payable to stockholders are not reasonably determinable based on the related party nature of the transactions.

Stock-Based Compensation.    Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (‘‘SFAS’’) No. 123 (revised 2004), ‘‘Share-Based Payment,’’ (‘‘SFAS 123R’’), which is a revision of SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS No. 123’’). SFAS No. 123R supersedes APB No. 25, ‘‘Accounting for Stock Issued to Employees’’, and amends SFAS No. 95, ‘‘Statement of Cash Flows.’’ SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. As a result, the intrinsic value method of accounting for stock options with pro forma footnote disclosure, as allowed for under SFAS No. 123, is no longer permitted.

The Company adopted SFAS No. 123R using the modified prospective method, which requires the Company to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of SFAS No. 123R.

After assessing alternative valuation models and amortization assumptions, the Company chose to continue using the Black-Scholes valuation model and recognition of compensation expense over the requisite service period of the grant.

As a result, the Company’s net loss for the year ended December 31, 2006 is $100,625 higher than if it had continued to account for share-based compensation under Accounting Principles Board (‘‘APB’’) opinion No. 25. The Company recorded total stock-based compensation of $100,625 during this period for options granted and vested which is included in selling, general and administrative expense. As of December 31, 2006 the fair value of the unvested stock options amounted to $120,000 which are expected to be recognized over a weighted average period of approximately 2.1 years.

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. The weighted average fair value of options granted during the year ended December 31, 2006 and 2005 was $0.81 and $0.66, respectively. The assumptions utilized to determine the fair value of options at the date of grant are indicated in the following table.

	Year ended December 31, 2006	Year ended December 31, 2005
Risk-free interest rate	4.6% – 5.1%	3.6% – 4.4%
Expected volatility	41% – 60%	56%
Expected life (in years)	6 – 10	6 – 10
Expected dividend yield	—	—

Prior to January 1, 2006, the Company’s stock-based employee compensation plans were accounted for under the recognition and measurement provisions of Accounting Principles Board Opinion (‘‘APB’’) No. 25, ‘‘Accounting for Stock Issued to Employees’’ (‘‘APB 25’’), and related Interpretations, as permitted by Financial Accounting Standards Board (‘‘FASB’’) Statement No. 123, ‘‘Accounting for Stock-Based Compensation,’’ (‘‘SFAS 123’’).

For the year ended December 31, 2005, as was permitted under SFAS No. 148, ‘‘Accounting for Stock-Based Compensation — Transition and Disclosure,’’ which amended SFAS No. 123, ‘‘Accounting for Stock-Based Compensation,’’ the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25, ‘‘Accounting for Stock Issued to Employees,’’ and related interpretations including FASB Interpretation No. 44, ‘‘Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB No. 25.’’ Under the intrinsic value method, no stock-based compensation expenses had been recognized as the exercise price of the grants equaled the fair market value of the underlying stock at the date of grant. The following table illustrates the effect on net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the year ended December 31, 2005:

Net loss as reported	$(947,205)
Deduct: Stock-based employee compensation as determined under fair value method for all awards, net of related tax effects	(457,153)
Pro Forma net loss	$(1,404,358)
Net loss per share
Basic and diluted loss – as reported	$(0.07)
Basic and diluted loss – Pro Forma	$(0.10)

Basic and Diluted Loss Per Share.    Net loss per share is computed in accordance with Statement of Financial Standards No. 128, ‘‘Earning Per Share’’ (‘‘SFAS No. 128’’). SFAS No. 128 requires the presentation of both basic and diluted earnings per share.

Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur through the potential effect of common shares issuable upon the exercise of stock options, warrants and convertible securities. The calculation assumes (i) the exercise of stock options and warrants based on the treasury stock method; and (ii) the conversion of convertible preferred stock only if an entity records earnings from continuing operations, as such adjustments would otherwise be anti-dilutive to earnings per share from continuing operations. As a result of the Company having recorded a loss during each of the years ended December 31, 2006 and 2005, the average number of common shares used in the calculation of basic and diluted loss per share is identical and has not been adjusted for the effects of the following items: (i) 2,651,019 and 2,681,853 potential common shares from unexercised stock options and warrants for each of the years ended December 31, 2006 and 2005, respectively, and (ii) 687,280 and 938,431 shares convertible under stockholders’ notes at December 31, 2006 and 2005, respectively. Such potential common shares may dilute earnings per share in the future.

Convertible Notes Payable.    The Company accounts for conversion options embedded in convertible notes in accordance with Statement of Financial Accounting Standard (‘‘SFAS) No. 133 ‘‘Accounting for Derivative Instruments and Hedging Activities’’ (‘‘SFAS 133’’) and EITF 00-19 ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock’’ (‘‘EITF 00-19’’). SFAS 133 generally requires Companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 ‘‘The Meaning of ‘‘Conventional Convertible Debt Instrument’’ in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.

The Company accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 ‘‘Accounting for Derivative Financial Investments Indexed to, and Potentially Settled in, a Company’s Own Stock’’ (‘‘EITF 00-19’’) and in accordance with the provisions of Emerging Issues Task Force Issue (‘‘EITF’’) 98-5 ‘‘Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’’ (‘‘EITF 98-5’’), EITF 00-27 ‘‘Application of EITF 98-5 to Certain Convertible Instruments.’’ Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Note 3.    Cash

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The amount on deposit at December 31, 2006 exceeded the insurance limits by approximately $47,000.

Note 4.    Property and Equipment, net

As of December 31, 2006, the Company’s property and equipment, net is comprised of:

Network and base station equipment	$4,149,865
Customer premise equipment	3,090,253
Furniture, fixtures and equipment	185,151
Computer equipment	181,725
System Software	135,208
7,742,202
Less: accumulated depreciation	3,983,617
$3,758,585

Depreciation expense for the years ended December 31, 2006 and 2005 was $1,206,250 and $933,557.

Property held under capital leases as of December 31, 2006 consists of the following:

Network base station equipment	$194,702
Less: accumulated depreciation	(54,479)
$140,223

Note 5.    Asset Acquisitions

On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida. The purchase price was comprised of a cash payment of $50,000 and the balance of $200,000 payable in four equal annual installments of $50,000 without interest plus 70,077 shares of Towerstream common stock valued at $1.43 per share. The Agreement requires acceleration of all future payments due 90 days after the Company receives additional financing in excess of $3,000,000. This condition was met on January 12, 2007. The Agreement is also contingent upon and may be unwound by the parties if certain events or conditions are not met prior to November 21, 2007.

On November 30, 2006 the Company completed an Asset Purchase Agreement to purchase a fixed wireless network in Seattle, WA for $200,000. The purchase included fixed wireless equipment and related assets at five points of presence, as well as, the assumption of certain operating leases at those locations. No customer contracts were purchased or assumed in the transaction.

Note 6.    Notes Payable, Stockholders

As of December 31, 2006, Notes payable to stockholders consist of:

Unsecured 5% promissory note dated August 1, 2005 with monthly installments of principal and interest of $10,806. The note matures on August 1, 2008. The note contains an option for the stockholder to convert 50% of the outstanding principal balance into shares of common stock of the Company at the rate of $1.43 per share, the fair market value on the date of the loan.	$197,011
Unsecured 10% promissory note dated December 7, 2005, payable in monthly installments of interest only. The note matures on December 6, 2007. The stockholder has the right to convert the principal and unpaid interest into shares of common stock at the rate of $1.43 per share, the fair market value on the date of the loan.	250,000
Unsecured 10% promissory note dated January 13, 2006, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	250,000
Unsecured 10% promissory note dated July 12, 2006, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	50,000
Secured 10% promissory note dated October 1, 2006. The note matures sixty days after demand for repayment. The note is secured by the assets of the Company.	125,000
Unsecured 10% promissory note dated September 7, 2004, payable in monthly installments of interest only. The note matures September 7, 2007. The note contains an option for the stockholder to convert to shares of common stock at $1.14 per common share, the fair market value on the date of the loan.	150,000
Unsecured 10% promissory note dated November 10, 2005, payable in monthly installments of interest only. The note matures on November 9, 2007. The stockholder has the right to convert the principal and interest into shares of common stock at the rate of $1.43 per share, the fair market value on the date of the loan.	250,000
Secured 10% promissory note dated October 1, 2006. The note matures sixty days after demand for repayment. The note is secured by the assets of the Company.	150,000
Unsecured 10% promissory note dated August 2, 2002, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	250,000
On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida (see Note 5). The balance of the payments are due on April 12, 2007.	200,000
1,872,011
Less: current maturities of notes payable, stockholders	1,797,611
Note payable stockholder, net of current maturities	$74,400

Note 7.    Short-Term Debt

As of December 31, 2006, short-term debt consists of:

7% equipment financing note, due in monthly installments of principal and interest of $879 through November 2007. Certain equipment is collateralized under the note agreement.	$9,341
6% unsecured promissory note dated November 2, 2006, principal and accrued interest is due on April 23, 2007. On January 4, 2007, the note was amended whereby the holder was given the option to convert such note into shares of the Company’s common stock at $1.60 per share upon effectiveness of the Merger.	250,000
$259,341

Concurrent with the Merger, the above 6% unsecured promissory note of $250,000 was converted into 156,250 shares of common stock.

On January 12, 2006, the Company settled the principal balance of approximately $358,000 of certain equipment financing notes by paying approximately $244,000, prior to their maturity dates. The extinguishment of debt resulted in approximately $114,000 of gain on forgiveness of debt.

On March 30, 2006, two equipment finance notes in the principal amounts of $90,737 and $100,000 and related accrued interest of $42,916 were converted into 186,873 shares of common stock of the Company at the option of the debtor.

Note 8.    Capital Lease Obligations

The Company is the lessee of network base station equipments under various capital leases expiring in 2009. The assets and liabilities under those capital leases are recorded at fair market value. The assets are depreciated over the lease term, which approximates their useful lives, using the straight-line method. Depreciation expense of assets under capital leases in 2006 and 2005 was approximately $25,000 and $15,000 respectively.

As of December 31, 2006, the minimum future lease payments under these capital leases are:

Year Ending December 31,
2007	$81,280
2008	54,968
2009	26,671
Total minimum lease payments	162,919
Less: amount representing imputed interest	(26,919)
Present value of minimum capital lease payments	136,000
Less: current maturities of capital lease obligations	62,685
Capital lease, net of current maturities	$73,315

Note 9.    Employee Benefit Plan

Effective January 1, 2005, the Company established a new 401(k) retirement plan. The plan covers all eligible employees who have attained the age of twenty-one and have completed a half year of service with the Company. The Company could elect to match up to a certain amount of employees’ contributions to the 401(k) plan. Total employee and employer contributions are limited to 100% of compensation per participant or $42,000, whichever is less. For the years ended December 31, 2006 and 2005, no employer contributions were made toward the 401(k) plan.

Note 10.    Stock Option Plan

The Company adopted a stock option plan during the year ended December 31, 2000 (the ‘‘2000 Plan’’). Under the 2000 Plan, the Company can issue up to 1.5 million stock options. On February 10, 2005, the Board of Directors approved the increase in the number of stock options that can be granted under the 2000 Plan from 1.5 million to 3.0 million. The 2000 Plan is intended to provide incentives: (i) to officers and other employees of the Company by providing them with opportunities to purchase common stock in the Company pursuant to options granted, which qualify as incentive stock options; (ii) to directors, officers and employees of, and consultants and advisors of the Company, by providing them with opportunities to purchase common stock in the Company pursuant to options granted which do not qualify as incentive stock options (‘‘nonqualified options’’); and (iii) to directors, officers and employees of, and consultants and advisors to the Company, by providing them with awards of common stock in the Company (‘‘stock awards’’).

The purchase price per share of common stock deliverable upon the exercise of an option shall be determined by the Board of Directors; however, pursuant to the 2000 Plan it shall not be below fair market value on the date of issuance. Each option and all rights shall expire on such date as shall be set forth in the applicable Stock Rights Agreement, except that, in the case of an incentive stock option, such date shall not be later than ten (10) years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the 2000 Plan.

Options granted under the 2000 Plan shall be exercisable either in full or in installments, and shares issued pursuant to stock awards granted under the 2000 Plan shall vest either in full or in installments, at such time or times during such period as shall be set forth in the Stock Rights Agreement evidencing such stock rights, subject to the provisions of the 2000 Plan, provided that no option granted shall be exercisable during the first twelve (12) months after the date of grant. In addition, the 2000 Plan limits the right of the holder of outstanding options to exercise such vested options within a limited timetable as defined under the 2000 Plan upon a Participant’s death, becoming disabled or terminating employment.

Transactions under the stock option plan during the year ended December 31, 2006 and 2005 are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2005	923,617	$1.31
Granted during the year 2005	609,671	1.43
Forfeited/expired	(50,455)	1.58
Outstanding at December 31, 2005	1,482,833	$1.30
Granted during the year 2006	279,958	1.43
Forfeited/expired	(258,234)	1.60
Outstanding at December 31, 2006	1,504,557	$1.31

The following table summarizes information concerning currently outstanding and exercisable stock options:

Outstanding Options					Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2006	Weighted- Average Remaining Contractual Life (years)	Weighted- Average Exercise Price	Intrinsic Value	Number Exercisable at December 31, 2006	Weighted- Average Exercise Price	Intrinsic Value
$0.78	280,309	6.16	$0.78	$344,000	280,309	$0.78	$344,000
$1.43	1,224,248	7.54	$1.43	716,270	968,817	$1.43	566,825
	1,504,557	7.28	$1.31	$1,060,270	1,249,126	$1.25	$910,825

The intrinsic value is calculated as the difference between the estimated market value of the Company’s common stock at December 31, 2006 which the Company determined to be $2.01 per share and the exercise price of the options.

	December 31, 2006	December 31, 2005
Options exercisable – End of year	1,249,126	1,080,356
Weighted average fair value of the options granted during the years	$0.81	$0.66
Weighted average remaining contractual life of the outstanding options – End of year	7.28 years	8.05 years

The options granted to employees in 2006 and 2005 were at exercisable prices ranging from $1.14 and $1.43 per common share expiring at various periods through December 2016.

On March 15, 2006 the Board of Directors canceled 140,855 options granted to employees in fiscal 2001 and 2003 at exercise prices of $2.14 per common share and reissued these same options to the same employees at exercise prices of $1.43, the fair market value at the time of the re-issuance. Accordingly, the Company expensed $15,770 of stock based compensation during the year 2006 to reflect the beneficial transfer.

Note 11.    Stock Warrants

The Company has issued warrants to purchase shares of common stock to employees and certain non-employees at exercisable prices ranging from $0.71 to $2.14 per common share expiring at various periods through March 2010. Warrants granted to non-employees were in connection with certain loan borrowings. Warrants are only exercisable after the Company becomes a C corporation for tax reporting purposes (see Note 15).

A summary of the status of the warrants for the years ended December 31, is as follows:

	2006	2005
Warrants outstanding – Beginning of year	1,199,020	1,195,516
Granted	—	3,504
Expired	(52,558)	—
Warrants outstanding – End of year	1,146,462	1,199,020
Warrants exercisable – End of year	—	—
Weighted average fair value of the warrants granted during the years	NA	$0.70
Weighted average remaining contractual life of the outstanding warrants – End of year	2.20 years	3.09 years

Note 12.    Deferred Compensation

On January 1, 2005, the Company entered into a deferred compensation agreement with an officer, who is also a stockholder. The officer agreed to defer $125,000 of his salary for 2005. The agreement allows for the accrual of interest at 10% compounded monthly which totaled approximately $6,700 at December 31, 2005. The amount deferred is due and payable upon either 1) the change of control of the Company’s voting stock or sale of substantially all the assets of the Company; 2) December 31, 2006; or 3) an earlier date if so elected by the Board of Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.43 per share.

On January 1, 2006, the Company entered into a deferred compensation agreement with the same officer above. The officer agreed to defer $45,000 of his salary for 2006. The agreement allows for the accrual of interest at 10% compounded monthly. The amount deferred is due and payable upon either

1) the change of control of the Company’s voting stock or sale of substantially all the assets of the Company; 2) December 31, 2006; or 3) an earlier date if so elected by the Board of Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.43 per share. As of December 31, 2006, the Company has accrued interest of approximately $25,000 on the deferred compensation.

On January 4, 2007 the above deferred compensation, accrued interest and conversion rights along with the notes payable were sold to a third party investor and subsequently converted into common stock (see Note 15(a)).

On September 30, 2006, the company awarded a bonus of $40,000 to another officer of the Company, who is also a stockholder of which $10,000 was deferred as of December 31, 2006 and subsequently paid in cash on January 31, 2007.

Note 13.    Recent Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (‘‘FASB’’):

On February 15, 2007, FASB issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, entitled ‘‘The Fair Value Option for Financial Assets and Financial Liabilities’’. The guidance in SFAS No. 159 allows reporting entities to choose to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133 [as amended], entitled ‘‘Accounting for Derivative Instruments and Hedging Activities’’. The provisions of SFAS No. 159 are applicable to all reporting entities and is effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. The Company does not believe this new accounting standard will have a material impact on its financial condition or results of operations.

In December 2006, the FASB issued FASB Staff Position (‘‘FSP’’) EITF 00-19-2 ‘‘Accounting for Registration Payment Arrangements’’ (‘‘FSP EITF 00-19-2’’) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, ‘‘Accounting for Contingencies.’’ Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The Company is currently evaluating the expected effect of FSP EITF 00-19-02 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact of this new standard, but currently believes that adoption will not have a material impact on its financial position or results of operations.

In September 2006, the Securities and Exchange Commission (‘‘SEC’’)’s Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released Staff Accounting Bulletin (‘‘SAB’’) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (‘‘SAB No. 108’’), that provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This pronouncement is effective for fiscal years ending after November 15, 2006. The Company has adopted SAB No. 108 and has found there to be no material impact on its financial position or results of operations.

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109’’ (the ‘‘Interpretation’’). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation to its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155 ‘‘Accounting for Certain Hybrid Financial Instruments’’, an amendment of FASB Statements No. 133 and 140’’ (‘‘SFAS 155’’). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company does not expect this pronouncement to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2005, the FASB ratified the following consensus reached in Emerging Issues Task Force (‘‘EITF’’) Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement did not have a material impact on the Company’s financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6 (‘‘EITF 05-6’’). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2005, the FASB ratified EITF Issue No. 05-2, ‘‘The Meaning of ‘‘Conventional Convertible Debt Instrument’’ in EITF No. 00-19, ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock’’ (‘‘EITF No. 05-2’’), which addresses when a convertible debt instrument should be considered conventional for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, ‘‘Accounting Changes and Error Correction.’’ This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. The statements apply to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in the fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

Note 14.    Commitments and Contingencies

Lease Obligations.    The Company leases roof top rights, cellular towers and office space under various non-cancelable agreements expiring through December 2019. As of December 31, 2006, the total future lease payments are as follows:

Year Ending December 31,
2007	$928,781
2008	747,128
2009	637,798
2010	575,859
2011	274,452
Thereafter	1,094,713
$4,258,731

Rent expense for the years ended December 31, 2006 and 2005 totaled approximately $857,000 and $863,000, respectively.

Note 15.    Subsequent Events

(a)	On January 4, 2007, certain stockholders collectively transferred an aggregate of $1,616,754 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of approximately $1.7 million and cancelled the aforementioned obligations. As part of the arrangement, Towerstream agreed that it will take all actions to allow the investors to have the right to automatically convert the note into shares of common stock of UGC at a conversion price of $1.50 per share. In conjunction with the above transaction, the Towerstream Corporation, formerly UGC, a publicly traded shell company will record a charge of approximately $314,000 for the beneficial conversion feature granted to the holders of approximately $924,000 of the stockholders’ notes at $1.50 per share which did not originally have conversion rights and were converted to equity upon the Merger. In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at $1.43 per share in conjunction with the Merger.

(b)	On January 12, 2007, Towerstream Acquisition, Inc., a wholly-owned subsidiary of UGC merged with Towerstream Corporation, a private corporation. Upon closing of the merger, Towerstream Corporation became a wholly-owned subsidiary of UGC, and UGC succeeded to Towerstream Corporation’s line of business as its sole line of business. In connection with the merger, Towerstream Corporation changed its name to Towerstream I, Inc., and UGC changed its name to Towerstream Corporation.

(c)	On January 12, 2007, Towerstream merged with a newly formed subsidiary of UGC. In connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Pursuant to the terms of the merger agreement, 1,900,000 shares of the previously issued and outstanding shares of UGC remain outstanding and all other shares outstanding prior to the merger were cancelled.

Accordingly, the merger of Towerstream and UGC (the ‘‘Merger’’) is deemed to be a reverse merger that has been accounted for as a recapitalization of Towerstream.

(d)	Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share). In addition, these investors received warrants to purchase 2,555,030 shares of common stock for a period of five years at an exercise price of $4.50 per share, collectively (the ‘‘Private Placement’’). In connection with the Private Placement, UGC incurred placement agents’ fees totaling approximately $446,400, and issued 140,916 warrants with an estimated fair value of approximately $77,000 to the placement agent at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses totaling approximately $522,300 in connection with the Merger. In connection with the sale of units of common stock and warrants, UGC agreed to file a registration statement underlying the resale of the common stock issued and underlying warrants no later than March 19, 2007, and to cause such statement to be effective on or before May 28, 2007. If such statement is either not filed or declared effective by the above dates, it must pay liquidated damages of 1% of the unit purchase price per month of delinquency with a maximum amount of damages of 6% of the unit purchase price.

(e)	In conjunction with the Merger, UGC sold $3,500,000 of senior convertible debentures (the ‘‘Debentures’’). The Debentures require quarterly interest only payments of 8% per annum, mature on December 31, 2009 and contain certain restrictive debt covenants as defined in the agreement. The Debentures are convertible into shares of common stock of UGC at $2.75 per share. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase 636,366 shares of common stock at an exercise price of $6.00 per share, for a period of five years. The issuance of the warrants resulted in the recording of a debt discount of approximately $527,000. In connection with the sale of the debentures, UGC agreed to file a registration statement underlying the resale of the common stock issued upon conversion of the debentures and underlying warrants no later than March 29, 2007, and to cause such statement to be effective on or before May 28, 2007. If such statement is either not filed or declared effective by the above dates, it must pay liquidated damages of 1% of the debenture purchase price per month of delinquency with a maximum mount of damages of 6% of the debenture purchase price.

In connection with the Debentures, UGC incurred placement agent’s fees totaling approximately $140,000, and issued 63,636 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years.

(f)	In conjunction with the merger, on January 12, 2007 Towerstream Corporation, formerly UGC, reserved a total of 3,200,000 shares for the issuance of options and warrants. The total options and warrants exchanged in the merger totaled 2,651,027. Also, in conjunction with the merger Towerstream adopted the 2007 Equity Compensation Plan (the ‘‘2007 Plan’’). The Plan provides a means for awarding specific equity-based benefits to officers and other employees, consultants and directors to encourage them to exercise their best efforts to enhance its growth. Under the Merger agreement all options and certain warrants and their respective rights and obligations, that were outstanding prior to the merger were transferred into the 2007 Plan and totaled 1,854,950. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 2,403,923.

(g)	On January 12, 2007 the Board of Directors issued 50,000 non-qualified stock options to directors and 100,000 non-qualified stock options to a consultant. In addition, 3,504 incentive stock options were issued to an employee. All options were issued under the 2007 Plan at an exercise price of $2.25, the estimated market price of the common stock on the date of issuance.

(h)	In conjunction with the merger, on January 12, 2007, Towerstream Corporation’s income tax status as an S corporation terminated and subsequently will be classified as a C corporation for income tax reporting purposes.

(i)	On January 12, 2007 and concurrent with the Merger the $250,000 6% promissory note dated November 2, 2006 was converted into 156,250 shares of common stock. Towerstream Corporation will record a charge of approximately $64,000 for the beneficial conversion feature granted to the note holder.

(j)	On January 18, 2007, Towerstream entered into a one year consulting agreement with a company to provide services related to investor relations. The agreement calls for monthly payments of $7,500 plus expenses and a non-refundable issuance of 200,000 shares of Towerstream common stock.

(k)	On February 8, 2007, a stockholder exercised his warrant to purchase 56,062 shares of common stock of the Company for $119,973.

(l)	On February 14, 2007, the Board of Directors issued 75,000 incentive stock options to a member of management under the 2007 Equity Compensation Plan at an exercise price of $9.74, which was 110% of the estimated market price of the common stock on the date of the issuance. The options vest quarterly over two years.

(m)	On March 12, 2007 the Company entered into two, five year, antenna site license operating lease agreements which require monthly payments of $2,800 and $714 respectively.

TOWERSTREAM CORPORATION AND SUBSIDIARY

INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger transaction between Towerstream Corporation (‘‘Towerstream’’) and University Girls Calendar, Ltd. (‘‘UGC’’).

On January 12, 2007, Towerstream merged with a newly formed subsidiary of UGC, a publicly traded shell company. In connection with the merger 1,900,000 of UGC common shares will remain outstanding and all other shares of UGC outstanding were cancelled. Also, in connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Accordingly, the merger of Towerstream and UGC (the ‘‘Merger’’) is a reverse merger that has been accounted for as a recapitalization of Towerstream.

Concurrent with the merger, certain stockholders collectively transferred an aggregate of $1,616,754 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of approximately $1.7 million and cancelled the aforementioned obligations. As part of the arrangement, Towerstream agreed that it will take all actions to allow the investors to have the right to automatically convert the note into shares of common stock of UGC at a conversion price of $1.50 per share upon effectiveness of the Merger. In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at $1.43 per share in conjunction with the Merger and a debt holder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at $1.60 per share in conjunction with the Merger.

Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share) through a Private Placement. In addition, these investors received warrants to purchase 2,555,030 shares of common stock for a period of five years at an exercise price of $4.50 per share. The holders of the common stock have certain registration rights as defined in the agreements.

In connection with the Private Placement, UGC incurred placement agents’ fees totaling approximately $446,400, and issued 140,916 warrants to the placement agent at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses post December 31, 2006 totaling approximately $160,000 in connection with the Merger transaction.

In conjunction with the Merger, UGC sold $3,500,000 of senior convertible debentures (the ‘‘Debentures’’). The Debentures require quarterly interest only payments of 8% per annum and mature on December 31, 2009. The Debentures are convertible into shares of common stock of UGC at $2.75 per share. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase 636,364 shares of common stock at an exercise price of $6.00 per share, for a period of five years. The holders of the Debentures have certain limited conversion and registration rights as defined under the agreement.

In connection with the Debentures, UGC incurred placement agent’s fees totaling approximately $140,000, and issued 63,636 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years.

The following unaudited pro forma condensed combined balance sheet combines the balance sheet of Towerstream with UGC as of December 31, 2006, as if the aforementioned Merger of Towerstream and UGC occurred on that date.

The unaudited pro forma condensed combined balance sheet and earnings per share data should be read in conjunction with the separate historical financial statements of Towerstream, appearing elsewhere herein, and the historical financial statements of UGC, as filed and included in form 10-KSB for the year ended November 30, 2006. The fiscal year of Towerstream and UGC is December 31, and November 30, respectively. The unaudited pro forma condensed combined balance sheet is not necessarily indicative of the combined financial position had the acquisition occurred on December 31, 2006. The unaudited pro forma earnings per share data are not necessarily indicative as if the merger occurred at the beginning of the respective periods.

TOWERSTREAM CORPORATION AND SUBSIDIARY
PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
December 31, 2006

			Pro Forma Adjustments
	Towerstream Corporation	University Girls Calendar, Ltd.	Towerstream Corporation	University Girls Calendar, Ltd.		Pro Forma Combined
Assets
Current assets	(a)	(b)
Cash and cash equivalents	$160,363	$10,059		$14,411,237	[k]	$14,571,600
				(10,059)[l]
Accounts receivable, net	157,443	806		(806)[l]		157,443
Prepaid expenses	25,202	4,409		(4,409)[l]		25,202
Total current assets	343,008	15,274		14,395,963		14,754,245
Property and equipment, net	3,758,585					3,785,585
FCC license	350,000					350,000
Security deposits and other assets	61,685			140,000	[k]	236,435
				34,750	[m]
Total assets	$4,513,278	$15,274		$14,570,713		$19,099,265
Liabilities and Stockholder’s Equity
Current Liabilities
Short-term debt	$259,341		$(250,000)[c]			$9,341
Current maturities of capital lease obligations	62,685					62,685
Current maturities of notes payable, stockholders	1,797,611		(1,597,611)[e]			200,000
Accounts payable and accrued expenses	941,614	17,641	159,611 [g]			1,119,218
Deferred compensation	180,000		(170,000)[e]			10,000
Accrued interest on deferred compensation	24,743		(24,743)[e]
Deferred revenues	400,766					400,766
Total current liabilities	3,666,760	17,641	(1,882,391)			1,802,010
Other liabilities
Notes payable, stockholder, net of current maturities	74,400		(74,400)[e]
Capital lease obligations, net of current maturities	73,315					73,315
Senior convertible notes (net of debt discount of $526,927)				3,500,000	[k]	2,973,073
				(526,927)[n]
Total other liabilities	147,715		(74,400)	2,973,073		3,046,388
Total liabilities	3,814,475	17,641	(1,956,791)	2,973,073		4,848,398
Commitments
Stockholder’s equity (deficit)
Preferred stock, par value $0.001 (none issued)
Common stock, par value $0.001	15,000	4,450		(2,550)[o]		23,469
			156 [d]
			1,303 [f]	5,110	[p]
Additional paid-in capital	8,896,803	70,558		11,046,127	[k,p]	14,227,398
			(156)[d]	2,550	[o]
			(1,303)[f]
			250,000 [c]	34,750	[m]
			1,866,754 [e]	526,927	[n]
			64,063 [h]	(15,274)[l]
			313,992 [i]	1,405	[q]
			(8,751,018)[j]	(78,780)[r]
Accumulated other comprehensive income	(8,213,000)	1,405		(1,405)[q]
Accumulated deficit		(78,780)	(159,963)[g]	78,780	[r]
			8,751,018 [j]
			(64,063)[h]
			(313,992)[i]
Total stockholders’ equity (deficit)	698,803	(2,367)	1,956,791	11,597,640		14,250,867
Total liabilities and stockholders’ equity	$4,513,278	$15,274		$14,570,713		$19,099,265

See accompanying notes to pro forma condensed combined financial statements.

TOWERSTREAM CORPORATION AND SUBSIDIARY

NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.    Merger Transaction

On January 12, 2007, Towerstream merged into a newly formed subsidiary of UGC, a publicly traded shell company. In connection with the merger 1,900,000 of UGC common shares remain outstanding and all other shares of UGC previously issued and outstanding were cancelled. Also, in connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Accordingly, the merger of Towerstream and UGC (the ‘‘Merger’’) is a reverse merger that has been accounted for as a recapitalization of Towerstream.

Note 2.    Pro forma Adjustments

The pro forma adjustments to the unaudited condensed combined balance sheet give effect to the recapitalization of Towerstream as if the transaction had occurred on December 31, 2006.

Balance Sheet – December 31, 2006

a.	Derived from the audited balance sheet of Towerstream as of December 31, 2006.

b.	Derived from the audited balance sheet of UGC as of November 30, 2006.

c.	To record as of December 31, 2006, the conversion of $250,000 of short-term debt for the issuance of 156,250 common shares.

d.	To record par value for issuance of 156,250 shares of common stock related to conversion of short-term debt into shares of common stock (see c above).

e.	To record as of December 31, 2006, the conversion of $1,866,754 stockholders’ obligations for the issuance of 1,302,583 common shares. The debt converted is as follows:

Notes payable, stockholders	$1,672,011
Deferred compensation	170,000
Accrued interest on deferred compensation	24,743
Total amount of stockholder obligations converted into shares of common stock	$1,866,754

f.	To record par value for issuance of 1,302,583 shares of common stock related to conversion of stockholders’ obligations into shares of common stock (see e above).

g.	To record professional fees and other expenses of approximately $160,000 related to the Merger and incurred after December 31, 2006.

h.	To record the beneficial conversion feature granted to the holder of the $250,000 note at $1.60 per share which did not originally have a conversion right and was converted into shares of common stock in connection with the Merger (see c above).

i.	To record the beneficial conversion feature granted to the holders of $923,505 of stockholders’ obligations at $1.50 per share which did not originally have conversion rights and were converted into shares of common stock in connection with the Merger.

j.	Reclassification of accumulated deficit due to conversion from ‘‘S’’ corporation to ‘‘C’’ corporation.

k.	Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share) and incurred placement agents’ fees of $446,388. In addition, these investors received warrants to purchase 2,555,030 shares of common stock for a period of five years at an exercise price of $4.50 per share, collectively the (‘‘Private Placement’’).

In connection with the Private Placement, UGC incurred placement agent fees totaling approximately $446,400 and issued 140,916 warrants to the placement agents at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses totaling approximately $160,000 after December 31, 2006 in connection with the Merger transaction.

In conjunction with the Merger, UGC sold $3,500,000 of senior convertible debentures (the ‘‘Debentures’’). The Debentures require quarterly interest only payments of 8% per annum and mature on December 31, 2009. The Debentures are convertible into shares of common stock of UGC at $2.75 per share. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase 636,364 shares of common stock at an exercise price of $6.00 per share, for a period of five years.

In connection with the Debentures, UGC incurred placement agent’s fees totaling approximately $140,000 and issued 63,636 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years. The above equity and debt offerings generated net proceeds of $14,411,237 as computed below:

Gross proceeds received on sale of common stock	$11,497,625
Less: placement agents’ fees on sale of Private Placement	446,388
		$11,051,237
Gross proceeds received from issuance of Debentures	$3,500,000
Less: placement agent’s fees on sale of Debentures	140,000
		$3,360,000
Net Proceeds		$14,411,237

l.	To record elimination of UGC operating subsidiary assets transferred to UGC’s former sole officer and director in conjunction with the Merger.

m.	To record fair value of placement agent warrants associated with issuance of Debentures.

n.	To record a debt discount associated with warrants issued in connection with the issuance of Debentures.

o.	To reflect the reduction of 2,550,010 shares of UGC common stock, par value $0.001.

p.	Issuance of 5,110,056 shares of UGC common stock in connection with Private Placement, par value $0.001.

q.	Elimination of UGC accumulated other comprehensive income.

r.	Elimination of UGC accumulated deficit.

There are 23,468,889 shares of common stock issued and outstanding post merger consisting of 15,000,000 shares issued to the former owners of Towerstream, 1,900,000 shares issued to the owners of UGC, 1,302,583 shares issued to convertible note holders, 5,110,056 shares issued in connection with the Private Placement, and 156,250 shares issued to short-term note holder upon conversion of debt to common stock.

Note 3.    Basic and diluted earnings per share for the year ended December 31, 2006

The computation of pro forma basic and diluted earnings per share for the year ended December 31, 2006, is calculated as if the Merger occurred at the beginning of the period.

			Pro Forma Adjustments
	Towerstream Corporation	University Girls Calendar, Ltd.	Towerstream Corporation		University Girls Calendar, Ltd.		Pro Forma Combined
Year Ended December 31, 2006	(a)	(b)
Revenues	$6,296,218						$6,296,218
Operating expenses
Cost of revenues	1,636,820						1,636,820
Depreciation	1,206,250						1,206,250
Customer support services	507,276						507,276
Selling, general and administrative expenses	3,636,376	53,232	159,963	[c]	46,667	[g]	3,854,589
					11,583	[h]
					(53,232)[i]
Total operating expenses	6,986,722	53,232	159,963		5,018		7,204,935
Total operating loss	(690,504)	(53,232)	(159,963)		(5,018)		(908,717)
Other expenses/(income)
Interest expense, net	237,071		(148,926)[d]		175,642[j]		921,842
			313,992	[e]	280,000[k]
			64,063	[f]
Gain on extinguishment of debt	(114,339)						(114,339)
Loss from discontinued operations		16,327			(16,327)
Gain on sale of property and equipment	(1,705)						(1,705)
Total other expense	121,027	16,327	229,129		439,315	[l]	805,798
Net loss	$(811,531)	$(69,559)	$(389,092)		$(444,333)		$(1,714,515)
Earnings per common and common equivalent share
Basic and diluted:		(0.02)					(0.07)
Weighted average shares used in computing earnings per common and common equivalent share
Basic and diluted:		4,450,010			(2,550,010)[m]		23,120,643
					14,910,457	[n]
					5,110,056	[o]
					1,187,109	[p]
					13,021	[q]

a.	Derived from the audited statement of operations of Towerstream for the year ended December 31, 2006.
b.	Derived from the audited statement of operations of UGC for the year ended November 30, 2006.
c.	To record professional fees and other expenses of $159,963 related to the Merger.
d.	To eliminate interest expense on stockholders’ obligations which were converted to shares of common stock as part of the Merger for the year ended December 31 2006.
e.	To record additional interest expense related to the beneficial conversion feature granted to the holders of the stockholders’ obligations in consideration for converting such debt to shares of common stock upon the Merger.
f.	To record additional interest expense related to the beneficial conversion feature granted to the holder of the $250,000 note in consideration for converting such debt to shares of common stock upon the Merger.
g.	Amortization of placement agent’s fees paid in connection with placement of Debentures.
h.	Amortization of fair value of placement agent warrants issued in connection with placement of Debentures.

i.	Elimination of administrative expenses of UGC, the public shell company.
j.	Amortization of debt discount associated with warrants issued in connection with the Debentures.
k.	To record interest expense associated with issuance of the Debentures for the year ended December 31, 2006.
l.	Elimination of discontinued operations of UGC, the public shell company.
m.	Reduction of 2,550,010 shares of UGC common stock from 4,450,010 to 1,900,000 shares in connection with the Merger.
n.	14,910,457 shares – weighted average calculation of 15,000,000 shares issued by UGC for 100% of the outstanding stock of Towerstream in connection with the Merger.
o.	Issuance of 5,110,056 shares of UGC in connection with the Private Placement resulting in gross proceeds of $11,497,625.
p.	1,187,109 shares – weighted average calculation of 1,302,583 shares of UGC in settlement of stockholders’ obligations which resulted in the retirement and payment in full of $1,866,754 of debt upon the Merger.
q.	13,021 shares – weighted average calculation of 156,250 shares of UGC upon conversion of short-term debt to common stock upon the Merger.

TOWERSTREAM CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007

Assets
Current Assets
Cash and cash equivalents	$12,829,137
Accounts receivable, net of allowance for doubtful accounts of $122,245	201,308
Prepaid expenses	88,218
Total Current Assets	13,118,663
Property and equipment, net	4,367,683
Other assets	223,326
FCC license	350,000
TOTAL ASSETS	$18,059,672
Liabilities and Stockholders’ Equity
Current Liabilities
Equipment note	$6,853
Current maturities of capital lease obligations	63,259
Accounts payable and accrued expenses	1,012,632
Deferred revenues	370,344
Total Current Liabilities	1,453,088
Other Liabilities
Long-term debt, net of deferred debt discount of $488,871	3,011,129
Capital lease obligations, net of current maturities	58,404
Total Other Liabilities	3,069,533
TOTAL LIABILITIES	4,522,621
Commitments	—
Stockholders’ Equity
Preferred stock, par value $0.001 5,000,000 authorized, none outstanding.	—
Common stock, par value $0.001; 70,000,000 shares authorized; 23,724,950 shares issued and outstanding	23,725
Additional paid-in-capital	15,475,445
Deferred consulting costs	(321,600)
Accumulated deficit	(1,640,519)
TOTAL STOCKHOLDERS’ EQUITY	13,537,051
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,059,672

The accompanying notes are an integral part of these condensed consolidated financial statements

TOWERSTREAM CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006
Revenues	$1,580,699	$1,515,359
Operating expenses
Cost of revenues (exclusive of depreciation of $361,774 and $278,111, respectively, shown separately below)	507,641	387,493
Depreciation	361,774	278,111
Customer support services	117,111	143,187
Selling, general and administrative expenses (includes stock-based compensation expense of $192,943 in 2007 and $19,868 in 2006)	1,761,161	732,261
TOTAL OPERATING EXPENSES	2,747,687	1,541,052
OPERATING LOSS	(1,166,988)	(25,693)
Other expense/(income)
Interest expense, net (includes interest income of $103,953 and $284, respectively)	471,171	73,522
Other expense/(income)	2,360	(114,339)
TOTAL OTHER EXPENSE/(INCOME)	473,531	(40,817)
NET (LOSS)/INCOME	$(1,640,519)	$15,124
Net (loss)/earnings per common share – basic	$(0.07)	$0.00
Net (loss)/earnings per common share – diluted	$(0.07)	$0.00
Weighted average common shares outstanding – basic	23,706,263	14,805,341
Weighted average common shares outstanding – diluted	23,706,263	17,456,944

The accompanying notes are an integral part of these condensed consolidated financial statements

TOWERSTREAM CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2007

	Common Stock		Additional Paid-in- Capital	Deferred Consulting Costs	Accumulated Deficit	Total
	Shares	Amount
Balance at January 1, 2007 (see Note 1)	15,000,000	$15,000	$8,896,803		$(8,213,002)	$698,801
University Girls Calendar, Ltd. upon merger on January 12, 2007	1,900,000	1,900	(18,652)			(16,752)
Recapitalization of accumulated deficit at the time of S corporation revocation			(8,213,002)		8,213,002	—
Net proceeds from issuance of common stock	5,110,056	5,110	11,046,127			11,051,237
Issuance of common stock upon conversion of stockholders’ notes payable	1,302,582	1,303	1,940,333			1,941,636
Issuance of common stock upon conversion of notes payable	156,250	156	249,844			250,000
Beneficial conversion feature upon conversion of stockholders’ notes payable into common stock			378,055			378,055
Issuance of common stock for consulting services	200,000	200	401,800	$(402,000)		—
Issuance of common stock upon exercise of warrants	56,062	56	119,917			119,973
Debt discount associated with warrants issued in connection with issuance of debentures			526,927			526,927
Issuance of warrants to placement agent in connection with issuance of debentures			34,750			34,750
Stock-based compensation			112,543			112,543
Amortization of deferred consulting costs				80,400		80,400
Net loss					(1,640,519)	(1,640,519)
Balance at March 31, 2007	23,724,950	$23,725	$15,475,445	$(321,600)	$(1,640,519)	$13,537,051

The accompanying notes are an integral part of these condensed consolidated financial statements

TOWERSTREAM CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2007	2006
Cash Flows From Operating Activities
Net (loss)/income	$(1,640,519)	$15,124
Adjustments to reconcile net (loss)/ income to net cash (used in)/ provided by operating activities:
Provision for doubtful accounts receivable	15,000	15,000
Depreciation	361,774	278,111
Stock-based compensation	192,943	19,868
Non cash interest on notes payable	74,882	—
Amortization of beneficial conversion feature	378,055	—
Amortization of deferred debt discount	38,056	19,831
Amortization of deferred financing costs	12,621	—
Gain on extinguishment of debt	—	(114,339)
Loss on sale of property and equipment	2,360	—
Changes in operating assets and liabilities:
Accounts receivable	(58,865)	6,108
Due to former employee	—	(1,666)
Repayment of advances to officers	—	6,024
Prepaid expenses and other current assets	(63,016)	(6,600)
Accounts payable and accrued expenses	54,266	(59,644)
Deferred compensation	(10,000)	22,500
Deferred revenues	(30,422)	(7,075)
TOTAL ADJUSTMENTS	967,654	178,118
NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(672,865)	193,242
Cash Flows From Investing Activities
Acquisition of property and equipment	(979,232)	(216,880)
Proceeds from sale of property and equipment	6,000	—
Change in security deposits	488	—
NET CASH USED IN INVESTING ACTIVITIES	(972,744)	(216,880)
Cash Flows From Financing Activities
Net proceeds from sale of debentures	3,360,000	—
Proceeds from stockholder loans	—	250,000
Repayment of stockholder notes	(200,000)	(28,619)
Repayment of equipment note	(2,490)	(2,320)
Repayment of long-term debt	—	(257,200)
Repayment of capital lease obligations	(14,337)	(4,175)
Proceeds from exercise of warrants	119,973	—
Net proceeds from sale of common stock	11,051,237	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,314,383	(42,314)
NET INCREASE/(DECREASE) IN CASH and CASH EQUIVALENTS	12,668,774	(65,952)
Cash and cash equivalents – Beginning of period	160,363	203,050
Cash and cash equivalents – End of period	$12,829,137	$137,098

The accompanying notes are an integral part of these condensed consolidated financial statements

TOWERSTREAM CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2007	2006
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$13,337	$53,975
Non-cash investing and financing activities:
Conversion of notes and other liabilities into common stock	$2,191,636	$233,653
Acquisition of property and equipment under capital lease obligations	$—	$66,561
Assumption of accounts payable in reverse merger transaction	$16,752	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

TOWERSTREAM CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Organization and Nature of Business

Towerstream Corporation (herein after referred to as ‘‘Towerstream’’) was formed on December 17, 1999 and was incorporated in Delaware. In January 2007 Towerstream terminated its Sub S tax status and elected to operate as a C corporation with its corporate headquarters located in Rhode Island.

On January 12, 2007, Towerstream merged with a newly formed subsidiary of University Girls Calendar Ltd. (‘‘UGC’’ or the ‘‘Company’’), a publicly traded shell company. In connection with the merger 1,900,000 of UGC common shares remained outstanding and all other shares of UGC outstanding were cancelled. Also, in connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Accordingly, the merger of Towerstream and UGC (the ‘‘Merger’’) is a reverse merger that has been accounted for as a recapitalization of Towerstream. Effective on January 12, 2007, and for all reporting periods thereafter, UGC’s operating activities, including any prior comparative period, will include only those of Towerstream. All references to shares and per share amounts in the accompanying financial statements have been restated to reflect the aforementioned share exchange.

The Company provides fixed wireless broadband services to commercial users based on a traditional monthly subscription model. Through transmissions over both regulated and unregulated radio spectrum, the Company offers customers high speed Internet access over a fixed wireless network which supports Voice over Internet Protocol, or VoIP, bandwidth on demand, wireless redundancy, virtual private networks, or VPNs, disaster recovery, bundled data and video services. The Company provides service to business customers in New York City, Boston, Chicago, Los Angeles, San Francisco, Seattle, Providence and Newport, Rhode Island.

Note 2.    Summary of Significant Accounting Policies

Basis of Presentation.    The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and Item 310 of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not contain all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company as of March 31, 2007 and the results of operations and cash flows for the three months ended March 31, 2007 and 2006 not misleading. The unaudited condensed consolidated financial statements for the three-month period ended March 31, 2007, should be read in conjunction with the audited financial statements for the years ended December 31, 2006 and 2005 contained in this prospectus.

Operating results for the three months ended March 31, 2007 are not necessarily indicative of results that would be expected for the year ending December 31, 2007.

FCC License.    FCC licenses are initially recorded at cost and are not amortized. FCC licenses are considered to be intangible assets with an indefinite life because the Company expects to continue to provide wireless service using the relevant licenses for the foreseeable future and the FCC license(s) may be renewed for a nominal fee.

Deferred Revenues.    Deferred revenues consist of either prepayment of future service periods or payments received for current month services which overlap monthly reporting periods.

Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes.    The Company provides for federal and state income taxes currently payable, as well as for those deferred because of timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Company recorded a full valuation loss for the net loss incurred for the three months ended March 31, 2007.

Revenue Recognition.    Revenues are recognized at the time access to the Company’s internet services is made available to its customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Company revenue arrangements with multiple deliverables under Emerging Issues Task Force Issue (‘‘EITF’’) No. 00-21 are deemed to be immaterial.

Concentration of Credit Risk.    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash.

The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. As of March 31, 2007, the Company had cash balances of approximately $12,900,000 in excess of the federally insured limit of $100,000. The Company has substantial cash balances which are invested in a money market account with a bank.

Stock-Based Compensation.    The Company accounts for stock-based compensation under SFAS No. 123 (revised 2004), ‘‘Share-Based Payment,’’ (‘‘SFAS 123R’’), which is a revision of SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS No. 123’’). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. The Company recorded total stock-based compensation of $192,943 for the three months ended March 31, 2007 and $19,868 for the three months ended March 31, 2006 for options granted and vested which is included in selling, general and administrative expense. The fair value of the unvested stock options amounted to approximately $630,000 as of March 31, 2007.

Basic and Diluted Earnings/(Loss) Per Share.    Net earnings and loss per share is computed in accordance with Statement of Financial Standards No. 128, ‘‘Earnings Per Share’’ (‘‘SFAS No. 128’’). SFAS No. 128 requires the presentation of both basic and diluted earnings per share.

Basic net earnings and loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur through the potential effect of common shares issuable upon the exercise of stock options, warrants and convertible securities. The calculation assumes: (i) the exercise of stock options and warrants based on the treasury stock method; and (ii) the conversion of convertible preferred stock only if an entity records earnings from continuing operations, as such adjustments would otherwise be anti-dilutive to earnings per share from continuing operations. As a result of the Company recording a loss during the period ended March 31, 2007, the average number of common shares used in the calculation of basic and diluted loss per share is identical and has not been adjusted for the effects of the following items: (i) 2,083,454 potential common shares from unexercised stock options, (ii) 4,772,324 potential common shares from warrants, and (iii) 1,272,727 shares convertible under certain debt agreements at March 31, 2007. The issuance of such potential common shares may dilute earnings per share in the future.

Note 3.    Property and Equipment, net

As of March 31, 2007, the Company’s property and equipment, net is comprised of:

Network and base station equipment	$4,820,718
Customer premise equipment	3,222,051
Furniture, fixtures and equipment	317,770
Computer equipment	210,582
System Software	139,863
8,710,984
Less: accumulated depreciation	(4,343,301)
$4,367,683

Depreciation expense for the periods ended March 31, 2007 and 2006 was $361,774 and $278,111, respectively.

Property held under capital leases included within the Company’s property and equipment as of March 31, 2007, consists of the following:

Network base station equipment	$194,702
Less: accumulated depreciation	(64,214)
$130,488

Note 4.    Long-Term Debt

On January 18, 2007, the Company issued $3,500,000 of 8% senior convertible debentures (the ‘‘Debentures’’). These Debentures mature on December 31, 2009, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $2.75 per share. In addition, holders of the Debentures received warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $6.00 per share, each for a period of five years. The fair value of the warrants granted to the holders of Debentures was calculated using the Black-Scholes option pricing model and estimated to have a fair value of approximately $527,000 (the ‘‘Debt Discount’’), which is being amortized over the term of the debenture agreement. The unamortized balance of the Debt Discount totaled $488,871 at March 31, 2007.

Should the Company, at any time while the Debentures are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock entitling any party to acquire shares of the Company’s common stock at a per share price less than $2.75, the conversion price of the Debentures shall be reduced to equal that lower price.

The terms of the Debentures provide for us to pay interest on the aggregate unconverted and then outstanding principal amount of the Debentures at the rate of 8% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2008. So long as a resale registration statement is in effect with respect to the shares of common stock underlying the Debentures and the Debenture holders are not subject to any market standoff provisions, as described below, interest is payable in either cash or common stock, at the Company’s option. If interest is paid in common stock, however, the shares shall be valued at 90% of the 10-day volume weighted average price of the Company’s common stock prior to the interest payment date. In the event that there is an effective registration statement on file with the Securities and Exchange Commission with respect to the common stock underlying the Debentures and the closing bid price for the 10 trading days prior to an interest payment date is $3.44, or greater, the interest payment for that period will be waived. Moreover, if there is an effective registration statement on file with the Securities and Exchange Commission with respect to the common stock underlying the Debentures, the Debenture holders are not subject to any market standoff provisions, and the 10-day volume weighted average price of the Company’s common stock exceeds $5.50 for 10 consecutive trading days, the Company has the right to force the debenture holders to convert their Debentures into common stock upon 10-day prior written notice.

As part of the Debenture agreement, the Company may not pledge or grant a lien on any of our assets without the Debenture holders’ consent. In addition, for one year following issuance of the Debentures, the holders of the Debentures hold a right of first refusal to participate in any future equity or equity-linked financing conducted by the Company other than a traditional bank financing. The amount of this right is pro rata, with each Debenture holder’s portion equal to a fraction, the numerator of which is the amount of the Debenture purchased by such holder and the denominator of which is the sum of the amount of the Debenture purchased by such holders and $11,497,625, the aggregate purchase price for the units of common stock and warrants issued pursuant to the private placements that closed on January 12, 2007, and January 18, 2007.

In connection with the Debentures, the Company incurred placement agent’s fees totaling approximately $140,000, and issued to the placement agents warrants to purchase up to 63,636 shares of common stock with an estimated fair value of $34,750 at an exercise price of $4.50 per share for a period of five years. These financing costs shall be amortized over the term of the debenture agreement.

Note 5.    Capital Stock

Concurrent with the Merger, the Company sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share) through a private placement (the ‘‘Private Placement’’). In addition, these investors received warrants to purchase 2,555,030 shares of common stock for a period of five years at an exercise price of $4.50 per share.

In connection with the Private Placement, the Company incurred placement agents’ fees totaling approximately $446,400, and issued warrants to purchase up to 140,916 shares of common stock to the placement agents at an exercise price of $4.50 per share for a period of five years.

On January 4, 2007, certain stockholders collectively transferred an aggregate of $1,616,754 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of $1,691,636 and cancelled the aforementioned obligations. The increase in the notes payable of approximately $75,000 was recorded as additional interest expense by the Company. As part of the arrangement, Towerstream agreed that it will take all actions to allow the investors to have the right to automatically convert the new promissory note into 1,127,757 shares of common stock of the Company at a conversion price of $1.50 per share. In conjunction with the above transaction, the Company recorded approximately $314,000 for the beneficial conversion feature granted to the holders of approximately $924,000 of the stockholders’ notes at $1.50 per share which did not originally have conversion rights and were converted to equity upon the Merger. These notes and payables were also converted to equity upon the Merger. On January 12, 2007, the $1,691,636 promissory note was converted into 1,127,757 shares of common stock.

In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into 174,825 shares of common stock at $1.43 per share in conjunction with the Merger.

On January 12, 2007, and concurrent with the Merger, a $250,000 6% promissory note dated November 2, 2006 was converted into 156,250 shares of common stock. The Company recorded a charge of approximately $64,000 for the beneficial conversion feature granted to the note holder.

On January 18, 2007, the Company entered into a one year consulting agreement with a company to provide services related to investor relations. The agreement terms among other items include monthly payments of $7,500 plus expenses and the non-refundable issuance of 200,000 shares of the Company’s common stock. The fair value of the common shares were valued at $402,000. The estimated costs of the consulting agreement shall be amortized over the one year consulting term. For the three months ended March 31, 2007, the Company amortized approximately $80,000 which is included as part of selling, general and administrative expenses.

On February 8, 2007, a stockholder exercised his warrant to purchase 56,062 shares of common stock of the Company for $119,973.

Note 6.    Stock Option Plan

In conjunction with the merger, on January 12, 2007, the Company reserved a total of 3,200,000 shares for the issuance of options and warrants. Also, in conjunction with the Merger, the Company adopted the 2007 Equity Compensation Plan (the ‘‘2007 Plan’’). The Plan provides a means for the Company to award specific equity-based benefits to officers and other employees, consultants and directors, of the Company and our related companies and to encourage them to exercise their best efforts to enhance the growth of the Company and the related companies. Under the Merger agreement all options and certain warrants and their respective rights and obligations that were outstanding prior to the Merger were transferred into the 2007 Plan. During the period, certain employees who had warrants to purchase common stock of the Company exchanged them for options under the 2007 plan. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 2,403,923. (See Note 10)

A summary of the status of the 2007 Plan for the period ended March 31, 2007 and changes are as follows:

Options outstanding – Beginning of period	1,504,564
Granted	228,504
Warrants exchanged for options	350,386
Expired	—
Options outstanding – End of period	2,083,454
Options exercisable – End of period	1,630,700
Weighted average fair value of the options granted during the years	$4.71
Weighted average remaining contractual life of the outstanding options – End of period	6.63 years

The options granted to employees in 2007 were at exercisable prices ranging between $2.25 and $9.74 per common share expiring at various periods through December 2017. During the first quarter of 2007, the Company granted 228,504 of options which were valued at $621,379 using the Black-Scholes option pricing model.

Note 7.    Stock Warrants

The Company has issued warrants to purchase shares of its common stock. The warrants were granted to employees and certain non-employees at exercisable prices ranging from $0.71 to $6.00 per share expiring at various periods through January 2012. During the first three months of 2007, certain employees who had warrants to purchase common stock of the Company exchanged them for options under the 2007 plan. Warrants were granted to non-employees in connection with certain loan borrowings, Debenture issuance and equity private placements. A summary of the status of the warrants for the periods ended March 31, 2007, is as follows:

Warrants outstanding – Beginning of period	1,146,462
Granted	4,032,309
Warrants exchanged for options	(350,386)
Exercised	(56,062)
Expired	—
Warrants outstanding – End of period	4,772,324
Warrants exercisable – End of period	4,772,324
Weighted average fair value of the warrants granted during the period	$0.83
Weighted average remaining contractual life of the outstanding warrants – End of period	4.31 years

Note 8.    Recent Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (‘‘FASB’’):

On February 15, 2007, FASB issued SFAS No. 159, entitled ‘‘The Fair Value Option for Financial Assets and Financial Liabilities.’’ The guidance in SFAS No. 159 ‘‘allows’’ reporting entities to ‘‘choose’’ to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133, as amended, entitled ‘‘Accounting for Derivative Instruments and Hedging Activities.’’ The provisions of SFAS No. 159 are applicable to all reporting entities and is effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. The Company is evaluating the impact of this new standard, but currently believes that adoption will not have a material impact on our financial position or results of operations.

In December 2006, FASB issued FASB Staff Position EITF 00-19-2 ‘‘Accounting for Registration Payment Arrangements,’’ which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, ‘‘Accounting for Contingencies.’’ Adoption of EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued SFAS No. 157, ‘‘Fair Value Measurements.’’ This statement provides a single definition of fair value, a framework for measuring fair value and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123R and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value.

This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact of this new standard, but currently believe that adoption will not have a material impact on our financial position or results of operations.

In July 2006, FASB issued Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109’’ (FIN 48). This interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting for income taxes in interim periods, as well as the required disclosures and transition. This interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows. There were no unrecognized tax benefits as of January 1, 2007.

As a result of Towerstream’s prior election to be taxed as an S corporation for federal and state tax purposes, the Company has identified the State of New York and City of New York as major tax jurisdictions, as defined in FIN 48. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for the tax years ended 2003 through 2005, the only periods currently subject to examination as returns for 2006 have not yet been filed. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. Consequently, the Company did not record any cumulative effect adjustment related to the adoption of FIN 48.

The Company does not expect its tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position.

In February 2006, FASB issued SFAS No. 155, ‘‘Accounting for Certain Hybrid Financial Instruments’’, an amendment of FASB Statements No. 133 and 140. SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows.

Note 9.    Commitments

Lease Obligations.    The Company leases roof top rights, cellular towers and office space under various non-cancelable agreements expiring through December 2019. As of March 31, 2007, the total future lease payments are as follows:

Year Ending December 31,
Nine months ending December 31, 2007	$804,130
2008	975,221
2009	912,307
2010	855,408
2011	548,316
Thereafter	1,144,338
$5,239,720

Rent expense for the periods ended March 31, 2007 and 2006 totaled approximately $239,000 and $210,000, respectively.

Note 10.    Subsequent Events

On April 9, 2007 the Company entered into a two-year services agreement with a third party monitoring firm to help the Company comply with the Communications Assistance for Law

Enforcement Act (CALEA), passed in October 1994, which requires telecommunications carriers to comply with law enforcements’ wiretapping requests. The services agreement calls for an initial payment by the Company of $94,000 plus twenty four monthly payments of $9,000.

On April 11, 2007, the Company filed Form SB-2 with the Securities and Exchange Commission for a proposed $40,000,000 primary securities offering. If successful, the proceeds will be used for geographic market expansion, enhanced sales development, acquisitions and working capital.

On May 10, 2007 the Board of Directors issued 135,000 incentive stock options to an employee under the 2007 Equity Compensation Plan (the ‘‘2007 Plan’’). The options were issued under the 2007 Plan at an exercise price of $7.05, the estimated market price of the common stock on the date of issuance.

On May 10, 2007, the Board of Directors of the Company approved the adoption of the 2007 Incentive Stock Plan under which the Company will have authority to issue up to an additional 2,500,000 shares of company’s common stock awards in the form of options or restricted stock (the ‘‘2007 Incentive Stock Plan’’). The 2007 Incentive Stock Plan has been approved by our stockholders on May 17, 2007. The total number of shares of common stock that would be able to be delivered under both the 2007 Plan and the 2007 Incentive Stock Plan combined would be 4,903,923 shares.

On May 19, 2007, the Company entered into an agreement to purchase an FCC license for $500,000 payable $225,000 in cash ($125,000 on the closing date and $100,000 on the second anniversary of the closing date), with the balance in shares of the Company’s common stock. The consummation of the agreement is contingent upon the satisfaction of certain conditions in the agreement, including approval of the transfer of the license by the Federal Communications Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the ‘‘DGCL’’) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 25.	Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$2,486.95
Accounting Fees and Expenses	25,000.00
Legal Fees and Expenses	75,000.00
Miscellaneous Fees and Expenses	2,513.05
Total	$105,000.00

Item 26.	Recent Sales of Unregistered Securities.

On January 12, 2007, we issued John S. Lemak IRA Rollover 100,000 shares of common stock upon the conversion of a $150,000 promissory note at a conversion price of $1.50 per share. John S. Lemak IRA Rollover is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Barry Honig 94,424 shares of common stock upon the conversion of a $141,636 promissory note at a conversion price of $1.50 per share. Barry Honig is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Robert S. Colman Trust UDT 3/13/1985 166,667 shares of common stock upon the conversion of a $250,000 promissory note at a conversion price of $1.50 per share. Robert S. Colman Trust UDT 3/13/1985 is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Heller Capital Investments, Inc. 133,333 shares of common stock upon the conversion of a $200,000 promissory note at a conversion price of $1.50 per share. Heller Capital Investments, Inc. is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued DKR SoundShore Oasis Holding Fund Ltd. 333,333 shares of common stock upon the conversion of a $500,000 promissory note at a conversion price of $1.50 per share. DKR SoundShore Oasis Holding Fund Ltd. is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Harborview Master Fund LP 100,000 shares of common stock upon the conversion of a $150,000 promissory note at a conversion price of $1.50 per share. Harborview Master Fund LP is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Chase Mortgage, Inc. 200,000 shares of common stock upon the conversion of a $300,000 promissory note at a conversion price of $1.50 per share. Chase Mortgage,

Inc. is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Lagunitas Partners LP 100,000 shares of common stock upon the conversion of a $160,000 promissory note at a conversion price of $1.60 per share. Lagunitas Partners LP is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Jon D. Gruber & Linda W. Gruber Trust 31,250 shares of common stock upon the conversion of a $50,000 promissory note at a conversion price of $1.60 per share. Jon D. Gruber & Linda W. Gruber Trust is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Gruber & McBaine International 25,000 shares of common stock upon the conversion of a $40,000 promissory note at a conversion price of $1.60 per share. Gruber & McBaine International is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we issued Howard L. Haronian 174,825 shares of common stock upon the conversion of a $250,000 promissory note at a conversion price of $1.43 per share. Howard L. Haronian is an ‘‘accredited investor,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 12, 2007, we accepted subscriptions for $10,272,625 or 91.3 units, with each unit consisting of 50,000 shares of common stock and a five-year warrant to purchase 25,000 shares of common stock at an initial exercise price of $4.50 per share. Each unit was sold for $112,500 and we accepted subscriptions for partial units. In total, on January 12, 2007, we issued 4,565,611 shares of common stock and warrants to purchase up to 2,282,808 shares of common stock. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 18, 2007, we accepted additional subscriptions for $1,225,000 or 10.9 units, resulting in our issuance of 544,444 shares of common stock and warrants to purchase up to 272,222 shares of common stock. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 18, 2007, in exchange for $3,500,000, we issued $3,500,000 of 8% senior convertible debentures due December 31, 2009, five-year warrants to purchase up to 636,364 shares of common stock at an initial exercise price of $4.00 per share and five-year warrants to purchase up to 636,364 shares of common stock at an initial exercise price of $6.00 per share. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 18, 2007, we issued John Lemak, the principal of WFG Investments, Inc., a five-year warrant to purchase up to 102,444 shares of common stock at an initial exercise price of $4.50. These warrants were issued to Mr. Lemak as compensation for WFG Investment, Inc.’s role as a placement agent in connection with the above described unit offerings.

On January 18, 2007, we issued Ardent Advisors, LLC a five-year warrant to purchase up to 28,778 shares of common stock at an initial exercise price of $4.50. These warrants were issued to Ardent Advisors, LLC as compensation for Ardent Advisor, LLC’s role as a placement agent in connection with the above described unit offerings.

On January 18, 2007, we issued Nexcore Capital, Inc., an affiliate of Ardent Advisors, LLC, a five-year warrant to purchase up to 7,194 shares of common stock at an initial exercise price of $4.50. These warrants were issued to Nexcore Capital, Inc. as compensation for Ardent Advisor, LLC’s role as a placement agent in connection with the above described unit offerings.

On January 18, 2007, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 2,500 shares of common stock at an exercise price of $4.50. These warrants were issued to Palladium Capital Advisors, LLC as compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above described unit offerings.

On January 18, 2007, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 63,636 shares of common stock at an exercise price of $4.50. These warrants were issued to Palladium Capital Advisors, LLC as compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above convertible debenture and warrant offering.

All placement agent warrants issued to the placement agents and their affiliates were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our placement agent warrants qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27.	Exhibits.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Reorganization, dated January 12, 2007, by and among University Girls Calendar, Ltd., Towerstream Acquisition, Inc. and Towerstream Corporation (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
3.1	Certificate of Incorporation of University Girls Calendar, Ltd. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of University Girls Calendar, Ltd. filed with the Securities and Exchange Commission on January 5, 2007).

Exhibit No.	Description
3.2	Certificate of Amendment to Certificate of Incorporation of University Girls Calendar, Ltd., changing the Company’s name to Towerstream Corporation (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
3.3	By-Laws of Towerstream Corporation (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.1	Securities Purchase Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and each purchaser identified on the signature pages thereto (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.2	Form of 8% Convertible Debenture due December 31, 2009 (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.4	Registration Rights Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and the parties thereto (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.5	Form of Private Placement Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.6	Addendum to Subscription Agreement, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.7	Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.8	Addendum to Warrant to Purchase Common Stock, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.9	Registration Rights Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and the parties thereto (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.10	Addendum to Registration Rights Agreement, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.11*	Form of Placement Agent Warrant to Purchase Common Stock.

Exhibit No.	Description
4.12	Form of Amendment to Unit Offering Registration Rights Agreement (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on April 18, 2007)
4.13	Form of Amendment to Debenture Offering Securities Purchase Agreement, Debentures and Registration Rights Agreement (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on April 18, 2007)
5.1*	Opinion of Haynes and Boone, LLP.
10.1	Towerstream Corporation 2007 Equity Compensation Plan (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.2	Form of 2007 Equity Compensation Plan Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.3	Form of 2007 Equity Compensation Plan Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.4	Placement Agent Agreement, dated January 5, 2007, by and between Towerstream Corporation and Granite Financial Group, LLC (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.5	Placement Agent Agreement, dated January 4, 2007, by and between Towerstream Corporation and Palladium Capital Advisors, LLC (Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.6	Placement Agent Agreement, dated January 8, 2007, by and between Towerstream Corporation and Ardent Advisors, LLC (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.7	Placement Agent Agreement, dated January 3, 2007, by and between Towerstream Corporation and WFG Investments, Inc. (Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.8	Stock Purchase Agreement, dated as of January 3, 2007, by and between University Girls Calendar, Ltd. and Paul Pedersen (Incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K of University Girls Calendar, Ltd. filed with the Securities and Exchange Commission on January 5, 2007).
10.9	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).

Exhibit No.	Description
10.10	Towerstream Corporation 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2 (File No. 333-142032) of Towerstream Corporation initially filed with the Securities and Exchange Commission on April 11, 2007).
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
23.1**	Consent of Marcum & Kliegman LLP.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*	Previously filed.
**	Filed herewith.

Item 28.	Undertakings.

The undersigned registrant hereby undertakes that it will:

1.    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.    Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.    Include any additional or changed material information on the plan of distribution.

2.    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Act’’) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

6.    For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Middletown, State of Rhode Island on May 23, 2007.

TOWERSTREAM CORPORATION
By: /s/ Jeffrey M. Thompson Name: Jeffrey M. Thompson Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2007

Jeffrey M. Thompson

/s/ George E. Kilguss, III	Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2007

George E. Kilguss, III

*	Chairman of the Board of Directors	May 23, 2007

Philip Urso

*	Director	May 23, 2007

Howard L. Haronian

*	Director	May 23, 2007

Paul Koehler

*	Director	May 23, 2007

William Bush

* Signed by Jeffrey M. Thompson as attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Reorganization, dated January 12, 2007, by and among University Girls Calendar, Ltd., Towerstream Acquisition, Inc. and Towerstream Corporation (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
3.1	Certificate of Incorporation of University Girls Calendar, Ltd. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of University Girls Calendar, Ltd. filed with the Securities and Exchange Commission on January 5, 2007).
3.2	Certificate of Amendment to Certificate of Incorporation of University Girls Calendar, Ltd., changing the Company’s name to Towerstream Corporation (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
3.3	By-Laws of Towerstream Corporation (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.1	Securities Purchase Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and each purchaser identified on the signature pages thereto (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.2	Form of 8% Convertible Debenture due December 31, 2009 (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.4	Registration Rights Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and the parties thereto (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.5	Form of Private Placement Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.6	Addendum to Subscription Agreement, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.7	Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.8	Addendum to Warrant to Purchase Common Stock, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).

Exhibit No.	Description
4.9	Registration Rights Agreement, dated as of January 16, 2007, by and among Towerstream Corporation and the parties thereto (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.10	Addendum to Registration Rights Agreement, dated as of January 16, 2007 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
4.11*	Form of Placement Agent Warrant to Purchase Common Stock.
4.12	Form of Amendment to Unit Offering Registration Rights Agreement (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on April 18, 2007)
4.13	Form of Amendment to Debenture Offering Securities Purchase Agreement, Debentures and Registration Rights Agreement (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on April 18, 2007)
5.1*	Opinion of Haynes and Boone, LLP.
10.1	Towerstream Corporation 2007 Equity Compensation Plan (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.2	Form of 2007 Equity Compensation Plan Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.3	Form of 2007 Equity Compensation Plan Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.4	Placement Agent Agreement, dated January 5, 2007, by and between Towerstream Corporation and Granite Financial Group, LLC (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.5	Placement Agent Agreement, dated January 4, 2007, by and between Towerstream Corporation and Palladium Capital Advisors, LLC (Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.6	Placement Agent Agreement, dated January 8, 2007, by and between Towerstream Corporation and Ardent Advisors, LLC (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.7	Placement Agent Agreement, dated January 3, 2007, by and between Towerstream Corporation and WFG Investments, Inc. (Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).

Exhibit No.	Description
10.8	Stock Purchase Agreement, dated as of January 3, 2007, by and between University Girls Calendar, Ltd. and Paul Pedersen (Incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K of University Girls Calendar, Ltd. filed with the Securities and Exchange Commission on January 5, 2007).
10.9	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
10.10	Towerstream Corporation 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2 (File No. 333-142032) of Towerstream Corporation initially filed with the Securities and Exchange Commission on April 11, 2007).
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on January 19, 2007).
23.1**	Consent of Marcum & Kliegman LLP.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*    Previously filed.

** Filed herewith.